UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

SCHEDULE 14A

__________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ATLAS TECHNICAL CONSULTANTS, INC.

(Name of Registrant as Specified in its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ATLAS TECHNICAL CONSULTANTS, INC.
13215 Bee Cave Parkway, Building B, Suite 230
Austin, Texas 78738

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 19, 2020

Dear Stockholders of Atlas Technical Consultants, Inc.:

Notice is hereby given that the annual meeting (the “annual meeting”) of stockholders of Atlas Technical Consultants, Inc., a Delaware corporation (the “Company”), will be held on Friday, June 19, 2020, at 3:30 P.M., Central Time, for the following purposes:

1.      To elect the two Class I directors named in this proxy statement to serve until the annual meeting of stockholders to be held in 2023.

2.      To approve the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020.

3.      To transact such other business as may properly be brought before the annual meeting and any adjournment, postponement or continuation thereof.

Due to the escalating public health impact of the coronavirus (COVID-19) outbreak, and in light of recent guidance from the Centers for Disease Control and Prevention and other federal, state and local public health authorities, the annual meeting will be a virtual meeting of stockholders and will be conducted online by live audio webcast. We plan to switch to in person meetings in 2021 to the extent it is reasonable and practicable. To attend the virtual annual meeting and vote your shares electronically, you will need to visit www.virtualshareholdermeeting.com/ATCX2020 (the “Meeting Website”) and enter the control number found on your proxy card. We encourage you to log on 15 minutes prior to the start time of the meeting. If you wish to submit questions for the annual meeting, you must do so in advance by submitting your questions to our General Counsel and Corporate Secretary, Bradford Twombly, at brad.twombly@oneatlas.com. Questions must be submitted at least three days in advance of the annual meeting and must be of an appropriate topic to be addressed at the annual meeting.

Only stockholders of record on the books of the Company at the close of business on April 22, 2020 will be entitled to notice of and to vote at the annual meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection ten days prior to the annual meeting and during the annual meeting by contacting the Company at 13125 Bee Cave Parkway, Building B, Suite 230, Austin, Texas 78738, or (866) 858-4499.

The Company is providing this proxy statement and accompanying proxy card to its stockholders in connection with its annual meeting of stockholders and any adjournments or postponements thereof.

Your vote is very important. Whether or not you plan to attend the annual meeting via the Meeting Website, please vote without delay.

The approximate date of mailing of the enclosed proxy statement and proxy card is May 28, 2020.

By order of the Board of Directors,

L. Joe Boyer
Chief Executive Officer

May 28, 2020

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on June 19, 2020:
Our Proxy Statement and 2019 Annual Report to Stockholders are available at
www.proxyvote.com

ATLAS TECHNICAL CONSULTANTS, INC.
13215 Bee Cave Parkway, Building B, Suite 230
Austin, Texas 78738

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

GENERAL

The Annual Meeting

The annual meeting of stockholders of Atlas Technical Consultants, Inc., a Delaware corporation (the “Company”), which we refer to in this proxy statement as the annual meeting, will be held on Friday, June 19, 2020, at 3:30 P.M., Central Time, for the following purposes:

1.      To elect the two Class I directors named in this proxy statement to serve until the annual meeting of stockholders to be held in 2023.

2.      To approve the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020.

3.      To transact such other business as may properly be brought before the annual meeting and any adjournment, postponement or continuation thereof.

Due to the escalating public health impact of the coronavirus (COVID-19) outbreak, and in light of recent guidance from the Centers for Disease Control and Prevention and other federal, state and local public health authorities, the annual meeting will be a virtual meeting of stockholders and will be conducted online by live audio webcast. We plan to switch to in person meetings in 2021 to the extent it is reasonable and practicable. To attend the virtual annual meeting and vote your shares electronically, you will need to visit www.virtualshareholdermeeting.com/ATCX2020 (the “Meeting Website”) and enter the control number found on your proxy card. We encourage you to log on 15 minutes prior to the start time of the meeting. If you wish to submit questions for the annual meeting, you must do so in advance by submitting your questions to our General Counsel and Corporate Secretary, Bradford Twombly, at brad.twombly@oneatlas.com. Questions must be submitted at least three days in advance of the annual meeting and must be of an appropriate topic to be addressed at the annual meeting.

Only stockholders of record on the books of the Company at the close of business on April 22, 2020 will be entitled to notice of and to vote at the annual meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection ten days prior to the annual meeting and during the annual meeting by contacting the Company at 13125 Bee Cave Parkway, Building B, Suite 230, Austin, Texas 78738, or (866) 858-4499.

This proxy statement and accompanying proxy card are furnished in connection with the solicitation by our board of directors, which we refer to in this proxy statement as the “Board,” of proxies from holders of shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”) and our Class B common stock, par value $0.0001 per share (“Class B common stock”), which we refer to in this proxy statement as our common stock, to be used at the annual meeting, and at any and all adjournments or postponements thereof. Proxies in the accompanying form, properly executed and duly returned to the Company, and not revoked, will be voted at the annual meeting and any and all adjournments or postponements thereof.

We will send this proxy statement and the accompanying form of proxy on or about May 28, 2020, to stockholders of record of our common stock as of April 22, 2020.

The Initial Business Combination

Our Company

On August 12, 2019, Boxwood Merger Corp. (“Boxwood”), Atlas TC Holdings LLC, a wholly-owned subsidiary of Boxwood and a Delaware limited liability company (“Holdings”), and Atlas TC Buyer LLC, a wholly-owned subsidiary of Holdings and a Delaware limited liability company (the “Buyer”), entered into a unit purchase agreement (as amended, the “Purchase Agreement”) with Atlas Intermediate Holdings LLC, a Delaware limited liability company (“Atlas Intermediate”), and Atlas Technical Consultants Holdings LP, a Delaware limited partnership (the “Seller”), pursuant to which the Buyer would acquire from the Seller all of the equity interests in Atlas Intermediate (the “Atlas Intermediate Units”). The acquisition of the Atlas Intermediate Units and the other transactions contemplated by the Purchase Agreement are collectively referred to herein as the “business combination.” The Seller is an affiliate of Bernhard Capital Partners Management LP (“Bernhard Capital Partners”). Bernhard Capital Partners and certain of its affiliates (other than the Company and its subsidiaries) are herein referred to as our “Sponsor.”

On February 14, 2020, we consummated the business combination. Following the consummation of the business combination, the combined company is organized in an “Up-C” structure in which the business of Atlas Intermediate and its subsidiaries is held by Holdings and continues to operate through the subsidiaries of Atlas Intermediate, and in which our only direct assets consist of common units of Holdings (“Holdings Units”). We are the sole manager of Holdings in accordance with the terms of the amended and restated limited liability company agreement of Holdings (the “Holdings LLC Agreement”) entered into in connection with the consummation of the business combination. Each Holdings Unit, together with one share of Class B common stock, is exchangeable for one share of Class A common stock at the option of the holder pursuant to the terms of the Company’s and Holding’s organizational documents, subject to certain restrictions.

Following the completion of the business combination, the Seller and its limited partners (the “Continuing Members”) owned an aggregate of 23,974,368 Holdings Units redeemable on a one-for-one basis for shares of Class A common stock. Upon the redemption by any Continuing Member of Holdings Units for shares of Class A common stock, a corresponding number of shares of our Class B common stock held by such Continuing Member will be cancelled. Following the conversion of each outstanding share of our Class F common stock, par value $0.0001 per share (“Class F common stock”), to one share of Class A common stock in connection with the business combination, Boxwood Sponsor LLC (the “Boxwood LLC”) owned an aggregate 2,225,000 shares of Class A common stock and 3,750,000 private placement warrants.

Following the business combination, we changed our name from “Boxwood Merger Corp.” to “Atlas Technical Consultants, Inc.” Prior to the consummation of the business combination, our Class A common stock, warrants and units were listed on the NASDAQ Capital Market (the “NASDAQ”) under the symbols “BWMC,” “BWMCW” and “BWMCU,” respectively. Following the business combination, all of our units separated into their component parts of one share of Class A common stock and one warrant to purchase one share of Class A common stock of the Company, and the units ceased trading on NASDAQ. Our Class A common stock and warrants are currently listed on NASDAQ under the new trading symbols of “ATCX” and “ATCXW,” respectively.

Revocation of Proxy

A proxy card that is executed and returned may nevertheless be revoked at any time before its exercise by giving written notice of revocation to our Secretary at the address given at the top of this proxy statement, by submitting a later dated proxy or by attending the virtual annual meeting via the Meeting Website and voting according to the instructions on the Meeting Website.

Expenses and Manner of Solicitation

We will bear the cost of soliciting proxies for the annual meeting. In addition to solicitations by mail, we may, through our directors and officers, solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

VOTING AT THE ANNUAL MEETING

We have an authorized capitalization of 501,000,000 shares of capital stock, consisting of (a) 500,000,000 shares of common stock, including (i) 400,000,000 shares of Class A common stock, (ii) 100,000,000 shares of Class B common stock, and (b) 1,000,000 authorized shares of preferred stock, par value $0.0001 per share. Holders of the Class A common stock and holders of the Class B common stock vote together as a single class. Each holder of our Class A common stock and Class B common stock is entitled to one vote per share on each matter of business properly brought before the annual meeting. Stockholders do not have cumulative voting rights. We refer to the Class A common stock and the Class B common stock collectively as the common stock. At the annual meeting, only those holders of shares of common stock at the close of business on April 22, 2020, the record date, will be entitled to vote. As of the record date, (a) 29,741,710 shares of common stock were outstanding and entitled to vote, consisting of 5,767,342 shares of Class A common stock and 23,974,368 shares of Class B common stock and (b) no shares of preferred stock were outstanding.

Record holders of common stock can vote by the following methods:

•        By mail.    You may vote by proxy by completing the enclosed proxy card and returning it in the postage-paid return envelope.

•        Via the Internet.    You may vote by submitting a proxy via the Internet until 11:59 p.m., Eastern Time, on June 18, 2020 by accessing the website listed on your proxy card, www.proxyvote.com, and following the instructions you will find on the website. Internet proxy submission is available 24 hours a day.

•        Via the Meeting Website.    You may participate in the virtual annual meeting via the Meeting Website and vote during the meeting by following the instructions available on the Meeting Website at the time of the annual meeting.

Beneficial owners of shares held in street name may instruct their bank, broker or other nominee how to vote their shares. Beneficial owners should refer to the materials provided to them by their nominee for information on how to communicate their voting instructions to their nominee. Beneficial owners may not vote their shares via the Meeting Website at the virtual annual meeting unless they obtain a legal proxy from the stockholder of record, present it to the inspector of election at the annual meeting and produce valid identification. Beneficial owners should contact their bank, broker or other nominee in advance of the annual meeting for instructions regarding obtaining a legal proxy.

The presence at the annual meeting virtually via the Meeting Website, either in person or by proxy, of holders of outstanding shares of common stock entitled to cast a majority of all the votes entitled to be cast at the annual meeting will constitute a quorum. The presence of a quorum for any proposal establishes a quorum for all of the proposals, even if holders of outstanding shares of common stock entitled to cast a majority of all the votes entitled to be cast at the annual meeting do not vote on all of the proposals.

Shares of common stock represented at the annual meeting virtually via the Meeting Website but not voted on one or more proposals will be included in determining the presence of a quorum for all of the proposals, but will not be considered cast on any proposal on which they were not voted.

Brokers who hold shares in street name for customers are required to vote those shares in accordance with instructions received from the beneficial owners. Applicable rules restrict when brokers that are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers who hold shares of common stock in street name for customers generally may vote their customers’ shares on proposals considered to be “routine” matters under applicable rules and may not vote their customers’ shares on proposals that are not considered to be “routine” matters under applicable rules if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting. Proposal 1 is not considered to be a “routine” matter under applicable rules. Proposal 2 is considered a “routine” matter under applicable rules.

We refer to the situation where a broker does not receive voting instructions from the beneficial owner of shares of common stock on a particular matter and indicates on the proxy delivered with respect to such shares of common stock that it does not have discretionary authority to vote on that matter as a broker “non-vote.” For broker non-votes, those shares of common stock will be considered as present for the purpose of determining whether a quorum exists. With respect to abstentions, those shares of common stock will be considered as present for the purpose of determining whether a quorum exists, but, under Delaware law, are not considered to be votes cast on a proposal.

Proposal 1. In order to be elected as a Class I director as described in Proposal 1 below, a nominee must receive a plurality of all the votes cast at the annual meeting at which a quorum is present, which means that the nominees with the most votes are elected. Abstentions (withholding a vote) and broker non-votes will have no effect on the election of directors. Proposal 2. The affirmative vote of the holders of at least a majority of the votes cast at the meeting at which a quorum is present is required to approve the selection of Grant Thornton LLP, or Grant Thornton, as our independent registered public accounting firm as described in our discussion of Proposal 2 below. Abstentions (withholding a vote) will have no the effect on this proposal. We do not expect there to be any broker non-votes for this Proposal because it is a “routine” matter for which brokers may exercise discretionary voting.

Any submitted and signed proxy card that does not provide voting instructions, and is not designated as a broker non-vote, will be voted “FOR” the election of the directors and the approval of Proposal 2.

Should any matters not described above be properly presented at the annual meeting, the persons named in the proxy will vote in accordance with the recommendations of the board of directors. The proxy authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the annual meeting or any adjournment, postponement or continuation thereof. The Company is not aware of any other matters to be brought before the annual meeting.

PROPOSAL 1. ELECTION OF DIRECTORS

Proposal 1 is to elect L. Joe Boyer and Brian Ferraioli to serve as our Class I directors. The board of directors is divided into three classes, Class I, Class II and Class III. The term of the initial Class I directors expires at this annual meeting; the term of the initial Class II directors expires at the 2021 annual meeting of the stockholders of the Company; and the term of the initial Class III directors expires at the 2022 annual meeting of the stockholders of the Company. At each succeeding annual meeting of the stockholders of the Company, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. The Board, upon the recommendation of our Nominating and Corporate Governance Committee, has nominated each of L. Joe Boyer and Brian Ferraioli for election at the annual meeting as Class I directors for a term to expire at the 2023 meeting of stockholders or until his successor is elected or appointed, subject to his earlier death, resignation or removal. Joseph E. Reece has elected not to stand for reelection. There is no current intent to fill this vacancy in the immediate future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
NOMINEES NAMED IN PROPOSAL 1.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of the nominees named in Proposal 1. Should the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other persons as the Nominating and Corporate Governance Committee may recommend, or the Board may reduce the size of the Board. The Board knows of no reason why the nominees might be unable or refuse to accept nomination or election.

Information is set forth below regarding the principal occupation, skills and qualifications of the nominees and each of our other directors.

Nominees

L. Joe Boyer, age 56, has served as a director since February 2020 and as the Company’s Chief Executive Officer since October 2017. Prior to becoming the Company’s Chief Executive Officer, Mr. Boyer served as a consultant to Bernhard Capital Partners Management LP (“Bernhard Capital Partners”) in connection with its infrastructure delivery services business from August 2016 to October 2017. From March 2013 to February 2016, Mr. Boyer was Chief Executive Officer of Atkins’ North American arm. From 2003 to 2013, Mr. Boyer held several senior management positions at Shaw Environmental & Infrastructure, most notably as President for its Federal Division. Mr. Boyer holds a Masters of Business Administration from Pepperdine University and a Bachelor of Science in Architectural Engineering from The University of Texas at Austin.

Brian Ferraioli, age 64, has served as Chairman of the Board, and as a director of the Company, since February 2020. Mr. Ferraioli is also an Operating Partner at Bernhard Capital Partners, and has worked with the firm since 2019. Mr. Ferraioli served as Executive Vice President and Chief Financial Officer of KBR, Inc., an engineering, construction and services company, from 2013 to 2017. Prior to KBR, Mr. Ferraioli was Executive Vice President and Chief Financial Officer at The Shaw Group, Inc. (now part of McDermott International, Inc.), a engineering, technology and services company, from July 2007 to February 2013, when the company was acquired by Chicago Bridge & Iron Company N.V. Prior to joining The Shaw Group, Mr. Ferraioli served as Vice President and Controller of Foster Wheeler, AG, a global engineering conglomerate. Mr. Ferraioli is a Director and Chairman of the Audit Committee of Vistra Energy Corp. and is a Director of and Chair of the Audit Committee of Team, Inc. Mr. Ferraioli also previously served as a Director of, Chair of the Audit Committee and on the Compensation Committee of Charah Solutions, Inc. from June 2018 to May 2020. Mr. Ferraioli has approximately 40 years of experience in senior finance and accounting roles in the engineering and construction industries and is also a National Association of Corporate Directors Governance Fellow. Previously, Mr. Ferraioli served as a director and chairman of the audit committee of Babcock & Wilcox Enterprises and its predecessor company Babcock & Wilcox, Inc. He also previously served on the board of directors of Adolfson & Peterson, a privately owned construction company. Mr. Ferraioli received his B.S. in accounting from Seton Hall University and his M.B.A. from Columbia University.

Continuing Directors

R. Foster Duncan, age 65, has served as a director of the Company since February 2020. Mr. Duncan joined Bernhard Capital Partners as an Operating Partner in December 2013. Mr. Duncan has more than 30 years of senior corporate, private equity and investment banking experience. Previously, Mr. Duncan held various positions in the private equity industry, including Managing Member of KD Capital L.L.C., an affiliate of Kohlberg Kravis Roberts & Co. L.P. (“KKR”), a global investment firm. Mr. Duncan was located in KKR’s New York office and worked exclusively with KKR and its portfolio companies in connection with creating value and identifying and investing in the energy, utility, natural resources and infrastructure sectors. Previously, Mr. Duncan was Executive Vice President and CFO of Cinergy Corporation, a Fortune 250 energy and utility company, Chairman of Cinergy’s Investment Committee and CEO and President of Cinergy’s Commercial Business Unit. Prior to his time at Cinergy, he held senior management positions with LG&E Energy Corp., a utilities company, as a member of the Office of the Chairman and Executive Vice President and CFO. Mr. Duncan serves on the Board of Directors of Atlantic Power Corporation in Boston, Massachusetts where he is Chairman of the Audit Committee, and is a member of the Compensation, Operating and Nominating and Governance Committees. He also previously served as a director of Essential Power, LLC, a portfolio company of Industry Funds Management (US), LLC and the Advisory Council of Greentech Capital Advisors in New York. Mr. Duncan graduated with Distinction from the University of Virginia and received his M.B.A. from the A.B. Freeman Graduate School of Business at Tulane University.

Thomas H. Henley, age 54, has served as a director of the Company since March 2020. Mr. Henley joined Bernhard Capital Partners as a member of the firm’s Investment Committee in February 2019. Prior to Bernhard Capital Partners, Mr. Henley served as the Senior Managing Director of Strategic Opportunities for the UAW Retiree Medical Benefits Trust, a purchaser of retiree healthcare benefits, from March 2016 to February 2019. Mr. Henley currently serves as a member of the board of directors for Lazarus Energy Holdings, an investment holding company, and has served in such capacity since 2006. Mr. Henley received his B.S. in Petroleum Engineering from Stanford University and his Masters of Business Administration from the Anderson Graduate School of Management at UCLA.

Jeff Jenkins, age 46, has served as a director of the Company since February 2020. Mr. Jenkins is a founder and partner of Bernhard Capital Partners, and has been with the firm since its inception in 2013. He serves as a member of the Investment Committee and the Portfolio Committee and is involved in all areas of the firm’s investment activities. Mr. Jenkins serves on the Board of Directors for Brown & Root, Bernhard LLC and Epic Piping. Prior to founding Bernhard Capital, Mr. Jenkins spent ten years working for The Shaw Group where he served many vital positions. During his tenure at Shaw, Mr. Jenkins served as Chief Operating Officer of Shaw Environmental and Infrastructure, where he was responsible for operations and business development. Prior to this role, he served as President of the Commercial, State, and Local group within the Environmental and Infrastructure division. Before moving into his operating roles, Mr. Jenkins served as Vice President of the Office of the Chairman where he led overall corporate development and placed a special emphasis on mergers and acquisitions, joint ventures and business development efforts. Prior to joining Shaw, Mr. Jenkins was a Corporate and Securities Attorney at Vinson & Elkins LLP where his practice focused primarily on mergers and acquisitions, private equity and venture capital, and public securities work in a broad range of industries. Mr. Jenkins received his B.A. from Louisiana State University and his J.D. from Louisiana State University after attending law school at the University of Texas.

Stephen M. Kadenacy, age 51, has served as a director of the Company since November 2018. Mr. Kadenacy previously served as our Chief Executive Officer and Chairman of the Board from November 2018 until the consummation of the business combination. Effective with the consummation of the business combination, Mr. Kadenacy resigned as an officer of the corporation and has served solely as a director of the Company since. Mr. Kadenacy is CEO and Managing Partner of Boxwood Capital LLC. Mr. Kadenacy is also Chairman of the Board of Centerline Logistics Corporation, a marine transportation company. Prior to these, Mr. Kadenacy served as President of AECOM, an infrastructure firm, from October 2014 until June 2017 and as Chief Operating Officer from October 2016 until June 2017. Prior to that, he served as AECOM’s Chief Financial Officer from October 2011 until October 2015 and as Senior Vice President, Corporate Finance from May 2008 to September 2011. Prior to joining AECOM, Mr. Kadenacy was with the accounting firm KPMG LLP in San Francisco since 1996. Mr. Kadenacy previously served on the Board of Directors and Audit Committee of ABM Industries Inc. Mr. Kadenacy holds a Bachelor’s degree in economics from the University of California at Los Angeles and a Masters of Business Administration from the University of Southern California.

Leonard K. Lemoine, age 64, has served as a director of the Company since February 2020. Mr. Lemoine is the President and Chief Executive Officer of the Lemoine Company, LLC (“Lemoine”), a position he has held since January of 2011. Mr. Lemoine founded Lemoine in 1975 and the company has steadily grown from a small construction company, to one of the most respected, full-service contracting and construction management firms in the Southeastern United States. Lemoine constructs and manages projects ranging from minor interior renovations to some of the most complex healthcare facilities, commercial public and industrial landmarks in our region. Mr. Lemoine received his B.S. from Louisiana State University in 1979.

Daniel G. Weiss, age 52, has served as a director of the Company since February 2020. Mr. Weiss has been co-founder and Managing Partner of Angeleno Group LLC (“AG”), a Los Angeles-based private equity firm with a global platform focused on high growth investments in next generation clean energy and climate solutions technology companies, since AG’s founding in 2001. In addition to his firm management responsibilities, Mr. Weiss leads investments and serves on boards of multiple AG portfolio companies. Prior to the formation of AG, Mr. Weiss was an attorney at O’Melveny & Myers in Los Angeles from 1998 to 1999. Mr. Weiss has served as a member of the board of directors of TPI Composites, Inc., a renewable energy manufacturing company, since 2009. Currently, Mr. Weiss serves on boards or public commissions for a number of non-profit and government organizations including the California Community Foundation, World Resources Institute, the UCLA Institute of the Environment and Sustainability (where he serves as co-Chair) and the Federal Reserve Bank’s 12th District Economic Advisory Council. Mr. Weiss holds a J.D. from Stanford Law School, an M.A. from Stanford University and a B.A. with High Honors from U.C. Berkeley.

Information Concerning Our Board of Directors, Committees and Governance

Our board of directors is divided into three classes with only one class of directors being elected each year. The term of office of the Class I directors, consisting of Messrs. Boyer, Ferraioli and Reece, will expire at this annual meeting. Mr. Reece has elected not to stand for reelection. The term of office of the Class II directors, consisting of Messrs. Weiss, Jenkins and Duncan, will expire at the 2021 annual meeting. The term of office of the Class III directors, consisting of Messrs. Kadenacy, Henley and Lemoine, will expire at the 2022 annual meeting. The NASDAQ listing standards require that a majority of our Board be independent. Our board of directors has determined that each of Messrs. Henley, Duncan, Weiss, Lemoine, Jenkins, Ferraioli and Reece are independent within the meaning of NASDAQ Listing Rule 5605(a)(2). Mr. Boyer is not independent due to his service as our Chief Executive Officer, and the board of directors does not consider Mr. Kadenacy independent due to his prior service as our Chief Executive Officer prior to the closing of the business combination.

The rules of NASDAQ define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Following the consummation of the business combination, the Seller and its limited partners held approximately 80% of the voting power of our common stock, and as of April 22, 2020, our Sponsor controlled, directly or indirectly, approximately 67.8% of the voting power of our common stock. As a result, we are a controlled company under the listing rules of NASDAQ (a “Controlled Company”) and the rules of the SEC. As a Controlled Company, the Company qualifies for exemptions from certain corporate governance rules, including (i) a board of directors comprised of a majority of independent directors; (ii) compensation of the Company’s executive officers being determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. If the Company ceases to be a Controlled Company, and its securities are still listed on NASDAQ, it will be required to comply with these requirements by the date its status as a Controlled Company changes or within specified transition periods applicable to certain provisions, as the case may be.

We have adopted corporate governance guidelines and charters for the audit, compensation and nominating and corporate governance committees of our board of directors intended to satisfy NASDAQ listing standards. We have also adopted a code of business conduct and ethics for our directors, officers and employees intended to satisfy NASDAQ listing standards and the definition of a “code of ethics” set forth in applicable SEC rules. Our corporate governance guidelines, code of business conduct and ethics and committee charters are available on our website at www.oneatlas.com. The information on our website is not part of this proxy statement.

Our board of directors held four meetings during 2019. During 2019, each of our incumbent directors attended at least 75% of the meetings of our board of directors which were held during the period for which such incumbent director was a director. None of our incumbent directors served on the audit committee (the “Audit Committee”)

or the compensation committee (the “Compensation Committee”) during 2019, and we established the nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) effective upon the completion of the business combination in February 2020. We have a policy that all directors of our board of directors must attend the annual meeting, absent unusual circumstances. In 2019, Boxwood held a special meeting in lieu of an annual meeting, which related to the business combination. Only two of our incumbent directors served as directors at that time, and one of those directors attended the special meeting in lieu of an annual meeting.

Committees of the Board of Directors

Members of our Audit, Compensation, and Nominating and Corporate Governance Committees serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

The NASDAQ rules and Section 10A of the Securities Exchange Act of 1934, as amended (“Exchange Act”) require that the audit committee of a listed company be comprised solely of independent directors. We have established an audit committee of our board of directors, which consists of Messrs. Duncan, Lemoine and Weiss, with Mr. Duncan serving as the chair of the committee. Our board of directors has determined that each of Messrs. Duncan, Lemoine and Weiss meets the independent director standards under NASDAQ listing standards and under Rule 10A-3(b)(1) of the Exchange Act. The Company also believes that Mr. Duncan qualifies as its “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The Audit Committee held four meetings during 2019; however, none of the current members of the Audit Committee served on the committee during 2019.

The principal functions of the Audit Committee are detailed in the Audit Committee charter, which is available on the company’s website, and include, among others:

•        appointing the Company’s independent registered public accounting firm;

•        evaluating the independent registered public accounting firm’s qualifications, independence and performance;

•        determining the engagement of the independent registered public accounting firm;

•        reviewing and approving the scope of the annual audit and the audit fee;

•        discussing with management and the independent registered public accounting firm the results of the annual audit and reviewing the Company’s quarterly financial statements;

•        approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•        monitoring the rotation of partners of the independent registered public accounting firm on the Company’s engagement team in accordance with requirements established by the SEC;

•        being responsible for reviewing the company’s financial statements and the Company’s management’s discussion and analysis of financial condition and results of operations to be included in the Company’s annual and quarterly reports to be filed with the SEC; and

•        reviewing the Company’s critical accounting policies and estimates.

Compensation Committee

We have established a compensation committee of our board of directors, which consists of Messrs. Kadenacy, Lemoine and Reece, with Mr. Kadenacy serving as the chair of the committee. Our board of directors has determined that each of Messrs. Lemoine and Reece meets the independent director standards under NASDAQ listing standards, including the heightened standards that apply to compensation committee members. The Compensation Committee held no meetings during 2019, and none of the current members of the Compensation Committee served on the committee during 2019.

The principal functions of the Compensation Committee are detailed in the Compensation Committee charter, which is available on the Company’s website, and include, among others:

•        reviewing and approving the compensation of the executive officers of the Company and such other employees of the Company as are assigned thereto by our board of directors;

•        making recommendations to our board of directors with respect to standards for setting compensation levels; and

•        making recommendations to our board of directors with respect to the incentive compensation plans and equity-based plans of the Company.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Nominating and Corporate Governance Committee

We have established a Nominating and Corporate Governance Committee of our board of directors, which consists of Messrs. Jenkins, Weiss and Henley, with Mr. Jenkins serving as the chair of the committee. Our board of directors has determined that each of Messrs. Jenkins, Weiss and Henley meets the independent director standard under NASDAQ listing standards. The Nominating and Corporate Governance Committee was established effective upon the completion of the business combination in February 2020.

The principal functions of the Nominating and Corporate Governance Committee are detailed in the Nominating and Corporate Governance Committee charter, which is available on the company’s website, and include, among others:

•        identifying potential qualified nominees for director and nominate candidates for our board of directors; and

•        developing the Company’s corporate governance guidelines and additional corporate governance policies.

The Nominating and Corporate Governance Committee also develops and recommends to our board of directors corporate governance principles and practices and assists in implementing them, including conducting a regular review of our corporate governance principles and practices.

Subject to the Nomination Agreement discussed elsewhere in this proxy statement, which provides certain of our stockholders with rights to designate director nominees, the Nominating and Corporate Governance Committee expects to use a variety of methods for identifying and evaluating nominees for director. In recommending director nominees to our board of directors apart from those nominees designated pursuant to the Nomination Agreement, the committee will identify and screen director candidates (including incumbent directors for potential re-nomination and candidates recommended by stockholders in accordance with the Company’s policies as set forth in its proxy statement) consistent with criteria approved by our board of directors. It also may engage the services and pay the fees of external counsel and expert advisors, at the Company’s expense, to assist it in identifying potential director nominees or otherwise carrying out its duties and responsibilities. Subject to the Nomination Agreement, the committee will assess the appropriate size of our board of directors and whether any vacancies on our board of directors are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, and the designation provisions of the Nomination Agreement do not apply, the committee will consider whether and how to fill those vacancies and, if applicable, will consider various potential director candidates.

The Nominating and Corporate Governance Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. The committee will seek to ensure that the membership of our board of directors and each committee of our board of directors satisfies all relevant NASDAQ listing standard requirements and applicable laws and regulations and all requirements of our governance documents. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the committee may look for in any particular director nominee who is not a designee under the Nomination Agreement will depend on the qualifications, qualities and skills of the rest of the directors at the time of any vacancy on our board of directors. The committee does not have a formal policy regarding the consideration of diversity in identifying director nominees beyond being seeking to establish a board that contains a diversity of viewpoints, backgrounds and experiences.

The Nominating and Corporate Governance Committee will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting. Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our certificate of incorporation and bylaws.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.oneatlas.com. To the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Board Leadership Structure and Role in Risk Oversight

Brian Ferraioli serves as the Chairman of our board of directors and L. Joe Boyer serves as our Chief Executive Officer. We believe that the most effective leadership structure at the present time is to have separate Chairman and Chief Executive Officer positions because this allows our board of directors to benefit from having two strong voices bringing separate views and perspectives to meetings.

Our board of directors is responsible for overseeing the overall risk management process at our company. Risk management is considered a strategic activity within our company and, responsibility for managing risk currently rests with executive management while our board of directors participates in the oversight of the process. The oversight responsibility of our board of directors is enabled by management reporting processes designed to provide visibility to our board of directors about the identification, assessment and management of critical risks. Those areas of focus include strategic, operational, financial and reporting, compliance and other risks. Our audit committee enhances our board of directors’ oversight of risk management and discusses with management, the independent auditor and the internal auditor policies with respect to risk assessment and risk management, including significant operating and financial risk exposures and the steps management has taken to monitor, control and report such exposures. Further, our Compensation Committee enhances our board of directors’ oversight of risk management by considering the impact of the Company’s compensation plans, and the incentives created by the Company’s compensation plans, on the Company’s risk profile.

Stockholder and Interested Party Communications

Prior to the consummation of the business combination, our board of directors did not provide a process for stockholders or other interested parties to send communications to our board of directors or particular members of our board of directors because management believed that it was premature to develop such processes given the limited liquidity of our common stock at the time and our structure as a special purpose acquisition company formed to seek a business combination. Stockholders are invited to communicate to our board of directors or its committees by writing to: Atlas Technical Consultants, Inc., Attention: Board of Directors, c/o L. Joe Boyer, Chief Executive Officer and Director, 13215 Bee Cave Parkway, Building B, Suite 230, Austin, Texas 78738. In addition, interested parties may communicate with the Chairman of our board of directors or with the non-management and independent directors of the Company as a group by writing to: Atlas Technical Consultants, Inc., Attention: Chairman of the Board of Directors, c/o Brian Ferraioli, Chairman of the Board, 13215 Bee Cave Parkway, Building B, Suite 230, Austin, Texas 78738.

Executive Sessions of Non-Management Directors

Our board of directors has a practice of holding quarterly executive sessions of the independent directors. In addition, in order to address the listing requirements of NASDAQ and promote good governance, our governance guidelines require the board to hold regular executive sessions in which the non-management directors meet without any members of management present, no less frequently than two times per year, and provide that in the event that the non-management directors include directors who are not independent under the listing requirements of NASDAQ, then at least once a year, there will be an executive session including only independent directors. The purpose of these executive sessions is to promote open and candid discussion among the independent and non-management directors.

Committee Reports

Audit Committee Report

The Audit Committee is composed solely of independent directors meeting the applicable requirements of the NASDAQ listing standards and SEC rules. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for preparing financial statements in accordance with applicable requirements and for the reporting process. The Company’s independent auditors are engaged to audit and report on the conformity of the Company’s financial statements with applicable requirements. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or our independent registered public accounting firm.

In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:

•        reviewed and discussed our financial statements for the fiscal year ended December 31, 2019 with our management;

•        discussed with our independent auditors those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the Securities and Exchange Commission; and

•        received the written disclosures and the letter from our independent auditors required by applicable requirements of the PCAOB regarding our independent auditors’ communications with the audit committee concerning independence, and discussed with our independent auditors their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our board of directors that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2019.

The Audit Committee of the Board of Directors:
R. Foster Duncan
Daniel G. Weiss
Leonard K. Lemoine

Compensation Committee Report

As an emerging growth company, the Company is not required to include a Compensation Discussion and Analysis section or the related Compensation Committee Report in this proxy statement. We have elected to comply with these reduced compensation disclosure requirements, as permitted under the Jumpstart our Business Startups Act of 2012, as amended. In addition, during 2019, the Compensation Committee held no meetings and was not needed due to the fact that there were no salaried employees at the Company prior to the business combination.

Compensation Committee Interlocks and Insider Participation

Mr. Kadenacy previously served as our Chief Executive Officer and Chairman of our board of directors prior to the closing of the business combination. At the closing, Mr. Kadenacy was appointed to our board of directors and no longer serves as an officer or employee of the Company. No member of the Compensation Committee serves or served during the fiscal year ended December 31, 2019, as a member of the board of directors or Compensation Committee of a company that has one or more executive officers serving as a member of our board or Compensation Committee.

PROPOSAL 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Approval of Grant Thornton

We are asking our stockholders to approve the selection of Grant Thornton as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2020. Although approval is not required by our bylaws or otherwise, our board of directors is submitting the selection of Grant Thornton to our stockholders for approval as a matter of good corporate practice. If Grant Thornton is not approved, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if Grant Thornton is approved, the Audit Committee in its discretion may select a different independent registered public accounting firm if it determines that such a change would be in the best interests of our company and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE SELECTION
OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Audit Fees and Services

The firm of Marcum LLP, or Marcum, acted as Boxwood’s independent registered public accounting firm during the years ended December 31, 2018 and 2019. On April 17, 2020, the audit committee approved the appointment of Grant Thornton to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Prior to its appointment as the Company’s independent registered public accounting firm and the consummation of the business combination, Grant Thornton served as the independent registered public accounting firm for Atlas Intermediate and ATC Group Partners LLC (“ATC Group”).

During the period from June 28, 2017 (inception) to December 31, 2019, and the subsequent period from December 31, 2019 through Grant Thornton’s appointment, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. No Marcum report on the Company’s financial statements for or during the years ended December 31, 2018 and 2019 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2018 and 2019, and the subsequent period from December 31, 2019 through Grant Thornton’s appointment, the Company did not consult Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

We do not expect that representatives of Marcum will be present at the annual meeting, however, if present, these representatives, and representatives of Grant Thornton who we expect will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions (which should be submitted in advance of the annual meeting, as discussed above). The following is a summary of fees paid to Marcum for services rendered.

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that were previously provided by Marcum in connection with regulatory filings.

Fees billed by Marcum for professional services rendered for the audit of Boxwood’s annual financial statements, review of the financial information included in Boxwood’s Forms 10-Q for the respective periods and other required filings with the SEC for services rendered in the year ended December 31, 2019 and the period from June 28, 2017 (inception) through December 31, 2018 amounted to approximately $93,000 and $90,000, respectively. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Fees billed by Grant Thornton for professional services rendered for the audit of Atlas Intermediate and ATC Group’s annual financial statements, review of the financial information included in Atlas Intermediate and ATC Group’s Forms 10-Q for the respective periods and other required filings with the SEC for services rendered in the years ended December 31, 2019 and December 31, 2018 amounted to $1,020,204 and $724,458, respectively. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees

Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

There were $0 and $0 fees paid to Marcum for consultations concerning financial accounting and reporting standards for services rendered in the year ended December 31, 2019 and the period from June 28, 2017 (inception) through December 31, 2018, respectively.

Fees billed by Grant Thornton for professional services rendered, for assurance and related services that are reasonably related to performance of the audit or review of the financial statements for Atlas Intermediate and ATC Group for services rendered in the years ended December 31, 2019 and December 31, 2018 amounted to $568,204 and $0, respectively.

Tax Fees

We paid Marcum $6,695 and $0 for tax compliance for services rendered in the year ended December 31, 2019 and the period from June 28, 2017 (inception) through December 31, 2018, respectively.

All Other Fees

Marcum rendered no other services and we did not pay Marcum any other fees for the year ended December 31, 2019 and the period from June 28, 2017 (inception) through December 31, 2018.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee, on at least an annual basis, reviews audit and non-audit services performed by our independent registered public accounting firm as well as the fees charged for such services. Our policy is that all audit and non-audit services must be pre-approved by the audit committee. All of such services and fees were pre-approved during the fiscal year ended December 31, 2019 by the relevant entities.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following disclosure describes the material components of the compensation for Atlas Intermediate’s principal executive officer and its next three most highly compensated executive officers, who are referred to in this section as “Named Executive Officers,” for the fiscal year ended December 31, 2019 (i.e., pre-business combination). This section provides information in accordance with the scaled SEC disclosure rules available to “emerging growth companies.”

Named Executive Officers

For the fiscal year ended December 31, 2019, Atlas Intermediate had four Named Executive Officers, as follows:

•        L. Joe Boyer, Chief Executive Officer;

•        Walter Powell, Chief Financial Officer;

•        Gary M. Cappa, Chief Operating Officer; and

•        David D. Quinn Sr., Executive Vice President, Corporate Affairs.

The Named Executive Officers and their titles listed in this section are as of the fiscal year ended December 31, 2019. Mr. Cappa served as President of Engineering & Testing Services, LLC, currently an indirect wholly owned subsidiary of Atlas Technical Consultants LLC, until October 1, 2019, and as Chief Operating Officer of Atlas Technical Consultants LLC as of October 1, 2019. In May of 2020, our Board appointed David D. Quinn Sr. to serve as the Chief Financial Officer of the Company and Walter Powell to serve as Chief Accounting Officer of the Company.

Summary Compensation Table

The following table presents summary information regarding the total compensation paid to, earned by and awarded to each of our named executive officers during the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
L. Joe Boyer,	2019	500,000	675,000	2,209,960	58,400	3,443,360
Chief Executive Officer	2018	400,000	367,610	—	42,662	810,272
Walter Powell,	2019	320,000	220,000	1,052,360	37,800	1,630,160
Chief Financial Officer	2018	275,000	181,004	—	24,585	480,589
Gary M. Cappa,	2019	288,821	117,800	—	23,400	430,021
Chief Operating Officer	2018	—	—	—	—	—
David D. Quinn Sr.,	2019	86,154	100,000	—	—	186,154
Executive Vice President, Corporate Affairs(5)	2018	—	—	—	—	—

____________

(1)      Our Named Executive Officers are employed by Atlas Technical Consultants LLC (formerly Atlas Technical Consultants Intermediate Holdco LLC), which is an indirect wholly owned subsidiary of Atlas Technical Consultants Holdings LP (“Atlas Holdings”).

(2)      Reflects performance-based, discretionary cash bonuses earned for the 2019 and 2018 performance years. In determining bonus amounts for 2019 and 2018, Atlas relied on its judgment after a comprehensive review of company and individual performance, as well as consideration of qualitative and other factors, without being tied to any formulas or pre-established weightings.

(3)      Reflects the grant date fair value of awards of Class A Units of Atlas Holdings. These amounts were determined as of the grant date in accordance with FASB ASC Topic 718 and have been updated to correct an error in the previously disclosed amounts. Please see Note 8 to the Consolidated and Combined Financial Statements for the 2019 fiscal year included with our amended Form 8-K, filed with the SEC on March 16, 2020, for more details on the valuation assumptions for these equity awards. A Class A Unit represents an actual equity interest in Atlas Holdings that is designed to gain value only after the underlying assets of Atlas Holdings have reached a certain level of growth and those persons who hold certain other classes of equity in Atlas Holdings have reached a certain return. The Class A Units reported in this table were historically reported as “Stock Awards.” However, despite the fact that the Class A Units do not require the payment of an exercise price, we believe these awards are economically similar to and more analogous to options or stock appreciation rights and, as such, they are properly classified as “options” for purposes of the SEC’s executive compensation disclosure rules under the definition provided in Item 402(m)(5)(i) of Regulation S-K as an instrument with “option-like features.” For more information regarding the Class A Units, please see the “Long Term Incentive Compensation” discussion below.

(4)      Amounts reported in the “All Other Compensation” column include company contributions to the named executive officers’ 401(k) plan retirement accounts, car allowance amounts, and employer-paid life insurance premiums, as reflected below.

Name	Year	Company 401(k) Plan Contributions	Car Allowance	Life Insurance Premiums	Total
L. Joe Boyer	2019	$20,000	$16,800	$21,600	$58,400
	2018	$16,000	$5,600	$21,062	$42,662
Walter Powell	2019	$12,830	$16,800	$7,985	$37,615
	2018	$11,000	$5,600	$7,985	$24,585
Gary M. Cappa	2019	$11,952	$8,400	$3,048	$23,400

(5)      Mr. Quinn commenced employment with Atlas on September 1, 2019 and was not eligible to receive any Company 401(k) plan contributions or a car allowance during 2019. In 2020, Mr. Quinn is eligible to receive Company 401(k) plan contributions and is receiving a car allowance.

Narrative Disclosure to Summary Compensation Table

Base Salary

Each named executive officer’s base salary is a fixed component of annual compensation for performing specific job duties and functions. Our board of directors has established the annual base salary for each of the named executive officers at a level necessary to retain the individual’s services, and reviewed base salaries on an annual basis in consultation with the Chief Executive Officer with respect to the annual base salary of the other named executive officers. Subject to provisions of their respective employment agreements, as applicable, the board of directors has the ability to make adjustments to the base salary rates of the named executive officers upon consideration of any factors that it deems relevant, including but not limited to: (a) any increase or decrease in the executive’s responsibilities, (b) the executive’s job performance and (c) the level of compensation paid to executives of other companies with which we compete for executive talent, as estimated based on publicly available information and the experience of members of our board of directors and our Chief Executive Officer.

Annual Bonus

Our annual bonus awards have historically been of a discretionary nature and subject to performance targets established annually by our board of directors. For 2019, each named executive officer was eligible to receive a target annual bonus of the following percentage of the executive’s base salary if all performance targets were met or exceeded: 100% for Mr. Boyer, 75% for Mr. Powell, 35% for Mr. Cappa, and 75% for Mr. Quinn.

The bonuses for 2019 were paid following a year-end review of the applicable performance criteria. The 35% target bonus for Mr. Cappa represents a prorated average of the applicable percentages in effect for different portions of the year as a result of his position change in 2019. The actual bonus amounts paid to each named executive officer for 2019 are as follows:

Name	Award Payout
L. Joe Boyer	$675,000
Walter Powell	$220,000
Gary M. Cappa	$117,800
David D. Quinn, Sr.	$100,000

The named executive officers must generally be employed on the last day of the applicable performance period in order to receive payment of an annual bonus.

Health and Retirement Benefits

We provide medical, dental, vision, life insurance and disability benefits to all eligible employees. Our named executive officers are eligible to participate in these benefits on the same basis as all other employees.

We maintain a 401(k) savings plan that allows participants, including our named executive officers, to defer up to 60% of cash compensation (subject to applicable IRS guidelines). All of our employees are eligible participants. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as all other employees. We may provide employer matching contributions under the 401(k) plan. In 2019, our matching contributions were equal to 100% of the first 3% of eligible compensation deferred by an employee and 50% of the next 2% of eligible compensation deferred, up to the annual allowable IRS limits. Matching contributions are 100% vested when made. In addition, certain other perquisites have historically been provided to certain of our named executive officers, including a car allowance and employer-paid life insurance premiums.

Long Term Incentive Compensation

Class A Unit Incentive Plan.    Prior to the consummation of the business combination, pursuant to the Atlas Technical Consultants Holdings LP Class A Unit Incentive Plan, as amended (the “Class A Equity Plan”), Atlas Holdings established the ability to grant equity interests in the form of Class A Units of Atlas Holdings (the “Class A Units”). Atlas Holdings reserved 1,644.09 Class A Units for issuance under the Class A Equity Plan. The Class A Units were reserved for issuance by Atlas Holdings for incentive purposes at the discretion of the board of managers of the general partner of Atlas Holdings. Class A Units were awarded to Messrs. Boyer and Powell in 2017. The Class A Units were generally scheduled to vest over a four-year period, with 25% of the Class A Units vesting on each of the first four anniversaries of the grant date, subject to the participant not experiencing a termination before the applicable vesting date. The Class A Equity Plan contains provisions for accelerated vesting upon a change of control and upon the participant’s death or permanent disability. Upon termination of employment of the respective holder for cause or without good reason (excluding death or permanent disability), all Class A Units will be automatically cancelled and forfeited without payment. Upon termination of employment of the respective holder without cause, with good reason, or due to death or permanent disability, all unvested Class A Units (after taking into account any accelerated vesting) will be cancelled and forfeited without payment, and any vested Class A Units will be subject to repurchase at the fair market value of such units as of the date of termination in accordance with the provisions in the Amended and Restated Limited Partnership Agreement of Atlas Technical Consultants Holdings LP, as amended (the “LP Agreement”). In connection with our business combination in 2020, the vesting of all outstanding Class A Units was accelerated and the awards have been converted into shares of Class B common stock.

The Class A Units are intended to be “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 and IRS Notice 2005-43, and to provide economic incentives to service providers of Atlas Holdings in order to align their interests with equity holders of Atlas Holdings. The determination of participants and the number and series of Class A Units is within the sole discretion and authority of the board of managers of the general partner of Atlas Holdings. Pursuant to the LP Agreement, the general partner of Atlas Holdings may (i) establish a threshold amount that must be distributed to existing Class A Units before newly issued Class A Units may receive any distributions or (ii) authorize a new series of Class A Units and establish a participation threshold applicable to all Class A Units issued as part of such series. Distributions will be made first to the Common Partners (as defined in the LP Agreement) until those partners have received a full return on their capital contributions plus a specified yield in accordance with the LP Agreement. Once the Common Partners have received those amounts, distributions will then be made to the holders of vested Class A Units (pro rata in proportion to their ownership of the issued and outstanding vested Class A Units) in an amount calculated in accordance with the provisions of the LP Agreement. The remainder will be distributed to the Common Partners pro rata in accordance with their respective Common Percentage Interest (as defined in the LP Agreement).

Class A Unit Awards.    During 2019, Messrs. Boyer, Powell and Cappa each held Class A Units under Class A Unit Award Agreements with Atlas Holdings. These agreements, together with the Class A Equity Plan, provide as follows:

•        Mr. Boyer was granted 100 Class A Units of Atlas Holdings in 2017 and 210 Class A Units of Atlas Holdings in 2019. The units granted in 2017 vest in 25% increments on each of the first four anniversaries of the grant date, provided that Mr. Boyer has not experienced a termination of employment before the applicable vesting date. The units granted in 2019 vest in 25% increments on each of the first four anniversaries of the grant date, subject to Mr. Boyer’s continued employment through each applicable vesting date, provided that 50 of the units shall be forfeited if, in connection with a change of control of Atlas Holdings, a specified EBITDA threshold is not achieved. Any Class A Units that remain unvested as of a change of control will automatically vest upon the change of control. If Mr. Boyer is terminated by reason of death or permanent disability, he will vest in the number of Class A Units that would have otherwise vested on the next scheduled vesting date had no such termination occurred. Any Class A Units that have not vested before Mr. Boyer’s termination will be cancelled and forfeited without further payment. Following any termination, any vested Class A Units that have not otherwise been forfeited will be subject to the repurchase and cancellation provisions of the LP Agreement.

•        Mr. Powell was granted 45 Class A Units of Atlas Holdings in 2017 and 100 Class A Units of Atlas Holdings in 2019. These units vest in 25% increments on each of the first four anniversaries of the grant date, provided that Mr. Powell has not experienced a termination of employment before the applicable vesting date. Any Class A Units that remain unvested as of a change of control will automatically vest upon the change of control. If Mr. Powell is terminated by reason of death or permanent disability, he will vest in the number of Class A Units that would have otherwise vested on the next scheduled vesting date had no such termination occurred. Any Class A Units that have not vested before Mr. Powell’s termination will be canceled and forfeited without further payment. Following any termination, any vested Class A Units that have not otherwise been forfeited will be subject to the repurchase and cancellation provisions of the LP Agreement.

•        Mr. Cappa was granted 10 Class A Units of Atlas Holdings in 2017. These units vest in 25% increments on each of the first four anniversaries of the grant date, provided that Mr. Cappa has not experienced a termination of employment before the applicable vesting date. Any Class A Units that remain unvested as of a change of control will automatically vest upon the change of control. If Mr. Cappa is terminated by reason of death or permanent disability, he will vest in the number of Class A Units that would have otherwise vested on the next scheduled vesting date had no such termination occurred. Any Class A Units that have not vested on or before Mr. Cappa’s termination will be canceled and forfeited without further payment. Following any termination, any vested Class A Units that have not otherwise been forfeited will be subject to the repurchase and cancellation provisions of the LP Agreement.

Atlas Technical Consultants, Inc. 2019 Incentive Plan.    On February 14, 2020, the Board adopted the Incentive Plan previously approved by the stockholders of the Company at the Company’s special meeting of stockholders held on February 11, 2020 (the “Special Meeting”), effective upon the consummation of the business combination. We began offering long-term incentives to our named executive officers in 2020 through grants of restricted stock units under the Incentive Plan, which are intended to align the interests of services providers (including named executive officers) with those of our stockholders. The material terms of the Incentive Plan are described in the section entitled “The Incentive Plan Proposal” in the Company’s Definitive Proxy Statement, as amended, originally filed on November 12, 2019, which is incorporated herein by reference.

See “Employment Agreements and Potential Payments upon Termination or Change in Control” for a discussion of the provisions of the named executive officers’ employment agreements that relate to the compensation elements discussed above.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes, for each of our named executive officers, the number of Class A Units of Atlas Holdings held as of the fiscal year ended December 31, 2019.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Option Exercise Price(1)	Option Expiration Date(1)
L. Joe Boyer	260	(2)(3)	50	(3)	N/A	N/A
Walter Powell	122.5	(4)(5)	22.5	(5)	N/A	N/A
Gary M. Cappa	5	(6)	5	(6)	N/A	N/A

____________

(1)      Represents Class A Units of Atlas Holdings. The Class A Units reported in this table were previously reported as “Stock Awards.” However, despite the fact that profits interest awards, such as the Class A Units, do not require the payment of an exercise price or have an option expiration date, we believe that these profits interest awards are economically similar to stock options or stock appreciation rights due to the fact that they have no value for tax purposes at the grant date and obtain value only as the price of the underlying security rises above its hurdle amount, and as such, should be reported in this table as an “Option” award as an instrument with “option-like features.” Awards reflected as “Unexercisable” are Class A Units that have not yet vested. Awards reflected as “Exercisable” are Class A Units that have vested, but remain outstanding. In connection with our business combination, these awards became 100% vested and were converted into shares of our Class B common stock, which remains convertible into shares of our Class A common stock, subject to certain conditions and restrictions.

(2)      Mr. Boyer’s 210 Class A Units of Atlas Holdings granted in 2019 were subject to time- and performance-based vesting conditions and were scheduled to vest as follows: 52.5 units on each of April 8, 2020, April 8, 2021, April 8, 2022, and April 8, 2023 provided that 50 of the units would have been forfeited if, upon a change of control of Atlas Holdings, a certain EBITDA threshold was not achieved. As noted above, all of the Class A Units became vested in connection with our business combination.

(3)      Mr. Boyer’s 100 Class A Units of Atlas Holdings granted in 2017 were subject to time-based vesting conditions; 50% were vested and the remaining 50% were scheduled to vest as follows: 25 units on October 23, 2020 and 25 units on October 23, 2021. As noted above, all of the Class A Units became vested in connection with our business combination.

(4)      Mr. Powell’s 100 Class A Units of Atlas Holdings granted in 2019 were subject to time-based vesting conditions and were scheduled to vest as follows: 25 units on each of April 8, 2020, April 8, 2021, April 8, 2022, and April 8, 2023. As noted above, all of the Class A Units became vested in connection with our business combination.

(5)      Mr. Powell’s 45 Class A Units of Atlas Holdings granted in 2017 were subject to time-based vesting conditions; 50% were vested and the remaining 50% were scheduled to vest as follows: 11.25 units on December 18, 2020 and 11.25 units on December 18, 2021. As noted above, all of the Class A Units became vested in connection with our business combination.

(6)      Mr. Cappa’s 10 Class A Units of Atlas Holdings granted in 2017 were subject to time-based vesting conditions: 50% were vested and the remaining 50% were scheduled to vest as follows: 2.5 units on November 16, 2020 and 2.5 units on November 16, 2021. As noted above, all of the Class A Units became vested in connection with our business combination.

Employment Agreements and Potential Payments Upon Termination or Change in Control

Atlas has entered into employment agreements with each of our named executive officers.

L. Joe Boyer.    On August 12, 2019, Boxwood entered into an employment agreement with Mr. Boyer (the “New Boyer Agreement”), which replaced his previous employment agreement (the “Prior Boyer Agreement”) with Atlas Technical Consultants LLC dated as of October 23, 2017, pursuant to which he became Chief Executive Officer of the Company, effective as of the consummation of the business combination. The New Boyer Agreement supersedes the Prior Boyer Agreement. The initial term of the New Boyer Agreement is three years, with automatic one-year renewals thereafter. Under the terms of the agreement, Mr. Boyer is (i) entitled to an annualized base salary of $550,000; (ii) eligible to receive an annual bonus with a target opportunity of 100% of his then-current base salary and a maximum of 200% of his then-current base salary, with the amount payable to be determined based on financial metrics to be decided by the Compensation Committee in good faith consultation with Mr. Boyer; (iii) eligible to receive, pursuant to the Incentive Plan, annual equity grants with a target grant date value of no less than 100% of his then-current base salary, in an amount and pursuant to such terms and conditions as the Compensation Committee decides; (iv) entitled to participate in Boxwood’s health, insurance, retirement and other employee benefits; (v) entitled to maintenance, at Boxwood’s cost, of his life insurance policy; and (vi) entitled to a monthly car allowance of no less than $1,400. The Company is also obligated to use commercially reasonable efforts to support Mr. Boyer’s nomination to serve as a member of the Company’s board of directors.

Under the New Boyer Agreement, if Mr. Boyer’s employment is terminated due to his death or permanent disability, by the Company through non-renewal, by the Company without cause or by Mr. Boyer for good reason, he will be entitled to (i) a lump sum payment of 200% of his then-current base salary; (ii) a lump sum payment equal to his target bonus; (iii) a pro-rata bonus, calculated based on actual performance as if Mr. Boyer had remained employed through the remainder of the applicable performance period; (iv) accelerated vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on actual performance); and (v) continuation of health benefits at the Company’s expense for up to two years. If Mr. Boyer’s employment is terminated within the 90-day period before or the two-year period after a change in control, he will be entitled to receive (i) a lump sum payment equal to 250% of his then-current base salary; (ii) a lump sum payment equal to 150% of target bonus; (iii) a pro-rata bonus, calculated based on actual performance as if Mr. Boyer had remained employed through the remainder of the applicable performance period; (iv) accelerated vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on actual performance); and (v) continuation of health benefits at the Company’s expense for up to 30 months. All severance benefits under the New Boyer Agreement are contingent on Mr. Boyer signing and not revoking a release of claims and compliance with the terms of the New Boyer Agreement.

Mr. Boyer has also agreed to certain confidentiality, non-competition, non-solicitation and non-disparagement covenants under the New Boyer Agreement. The confidentiality covenants apply during the term of the agreement and at all times thereafter. The non-competition and non-solicitation covenants apply during the term of the agreement and for two years following the officer’s termination of employment. The non-disparagement covenant is mutual and applies at all times during employment and thereafter. In the event of Mr. Boyer’s breach of a restrictive covenant during his employment with us, Mr. Boyer could be terminated for cause (provided that the breach constituted a material violation of the employment agreement). The employment agreements do not prohibit us from waiving a breach of a restrictive covenant.

Walter Powell.    On February 25, 2019, we entered into an employment agreement with Walter Powell to serve as our Chief Financial Officer. Under the agreement, Mr. Powell’s base salary was initially set at $320,000 (with potential adjustments to be approved by the board of managers of Holdco GP). Mr. Powell was eligible under the agreement to (i) earn a discretionary annual bonus, in an amount up to 75% of his base salary, (ii) received discretionary grants of incentive equity interests in Atlas Holdings, (iii) participated in applicable benefit plans and other benefits provided generally to similarly situated employees and (iv) received reimbursement for reasonable business expenses.

Under his employment agreement, if Mr. Powell’s employment was terminated by Atlas Technical Consultants LLC without cause or by Mr. Powell for good reason, he will be entitled to receive, subject to his execution and non-revocation of a release of claims, (i) his annual bonus, to the extent earned, pro-rated for any fractional years, (ii) a severance payment equal to 50% of his then-applicable base salary, payable in ratable installments over the six months following his termination and (iii) continuation of health benefits at the same cost applicable to active employees of the Company for the six months following his termination. Upon his death or permanent disability, Mr. Powell will be entitled to receive (i) his annual bonus, to the extent earned, pro-rated for any fractional years and (ii) a severance payment equal to 50% of his then-applicable base salary, payable in ratable installments over the six months following his termination.

Effective as of May 11, 2020, the Company entered into an amended and restated employment agreement with Mr. Powell in his capacity as Chief Accounting Officer (the “Powell Employment Agreement”). The term of Mr. Powell’s employment under the Powell Employment Agreement commenced on May 11, 2020 and continues until May 11, 2023 unless otherwise terminated. After the initial three-year term, the term of Mr. Powell’s employment is automatically extended for subsequent one-year periods unless either party provides written notice of non-renewal at least 60 days prior to the expiration of the then-current initial term or renewal term.

Under the terms of the Powell Employment Agreement, Mr. Powell (i) receives an annualized base salary of $330,000; (ii) is eligible to receive an annual bonus with a target opportunity of 50% of the then-current base salary, with the actual amount to be determined based on financial metrics to be decided by the Board; (iii) is eligible to receive annual equity grants pursuant to the Company’s long term incentive plan; and (iv) is entitled to a monthly car allowance of $1,400.

If Mr. Powell’s employment under the Powell Employment Agreement is terminated due to his death or permanent disability, by the Company without cause or by Mr. Powell for good reason, he will be entitled to (i) all accrued but unpaid base salary, unreimbursed expenses and other accrued obligations under the Company’s employee plans through the date of termination; (ii) an amount equal to 100% of then-current base salary, payable in equal installments over twelve months in accordance with the Company’s payroll practices; (iii) a pro-rata bonus for the year of termination, calculated based on actual performance; and (iv) in the case of a termination by the Company without cause or by Mr. Powell for good reason only, (x) continuation of health benefits under COBRA at the same cost applicable to active employees of the Company for up to 12 months and (y) accelerated vesting of equity awards that would have vested in the one-year period immediately following the date of such termination (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance) (items (i) through (iv), collectively, the “Powell Severance”). If the Powell Employment Agreement is terminated by the Company without cause or by Mr. Powell for good reason within the 90 days prior to, or two-year period following, a Change in Control (as defined in the Powell Employment Agreement), he will be entitled to receive (i) the Powell Severance; and (ii) accelerated vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance). If the Powell Employment Agreement is terminated by Mr. Powell without Good Reason or by the Company for Cause, he will be entitled to only any accrued obligations, and if the agreement is terminated due to non-renewal by either party, Mr. Powell will receive the accrued obligations and accelerated vesting of equity awards that would have vested in the one-year period immediately following the date of such termination (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance). Notwithstanding the above, any payments to Mr. Powell following the termination of the Powell Employment Agreement are contingent on Mr. Powell signing and not revoking a release of claims and compliance with the terms of the Powell Employment Agreement.

The Powell Employment Agreement also includes perpetual confidentiality, work product and non-disparagement covenants, as well as non-competition and non-interference covenants that apply during employment and for a period of 12 months following the termination of Mr. Powell’s employment, except for certain terminations following a Change in Control (as defined in the Powell Employment Agreement), in which case the non-interference covenants continue to apply for 24 months following the termination of Mr. Powell’s employment.

Gary M. Cappa.    On November 16, 2017, Engineering & Testing Services, LLC, currently an indirect wholly owned subsidiary of Atlas Technical Consultants LLC, entered into an employment agreement with Mr. Cappa (the “Initial Cappa Agreement”). Under the terms of the Initial Cappa Agreement, Mr. Cappa received an annualized base salary of $265,000. Mr. Boyer was eligible under the agreement to (i) earn a discretionary annual bonus in an amount up to 30% of his base salary, (ii) receive discretionary grants of incentive equity interests in Atlas Holdings, (iii) participate in applicable benefit plans and other benefits provided generally to similarly situated employees and (iv) receive reimbursement for reasonable business expenses.

Effective as of October 1, 2019, Atlas Technical Consultants, LLC amended the Initial Cappa Agreement, pursuant to which he became the Chief Operating Officer of Atlas Technical Consultants, LLC. The initial term under the amended agreement was three years from the effective date of the closing of the business transaction pursuant to which Engineering & Testing Services, LLC became an indirect wholly owned subsidiary of Atlas Technical Consultants Intermediate Holdco LLC (n/k/a Atlas Technical Consultants LLC), with automatic one-year renewals thereafter. Under the terms of the agreement, Mr. Cappa was (i) entitled to an annualized of $370,000; (ii) eligible to receive an annual bonus with a target opportunity of 50% of his then-current base salary, with the amount payable to be determined based on financial metrics to be decided by the Board in consultation with Mr. Cappa; (iii) eligible to receive annual equity grants under the Company’s long-term incentive plan with a target grant date value of no less than 50% of his then-current base salary, in an amount and pursuant to such terms and conditions as the Compensation Committee decides; (iv) eligible to participate in the Company’s health, insurance, retirement and other employee benefits; and (v) entitled to a monthly car allowance of no less than $700.

Effective as of May 11, 2020, the Company entered into a new employment agreement with Mr. Cappa in his capacity as Chief Operating Officer (the “Cappa Employment Agreement”). The initial term of Mr. Cappa’s employment under the Cappa Employment Agreement commenced on May 11, 2020 and continues until December 31, 2021, unless otherwise terminated. After the initial term, the term of Mr. Cappa’s employment is automatically extended for subsequent one-year periods unless either party provides written notice of non-renewal at least 60 days prior to the expiration of the then-current initial term or renewal term.

Under the terms of the Cappa Employment Agreement, Mr. Cappa (i) receives an annualized base salary of $370,000; (ii) is eligible to receive an annual bonus with a target opportunity of 75% of the then-current base salary, with the actual amount to be determined based on financial metrics to be decided by the Board; (iii) is eligible to receive annual equity grants pursuant to the Company’s long term incentive plan; and (iv) is entitled to a monthly car allowance of $1,400.

If Mr. Cappa’s employment under the Cappa Employment Agreement is terminated due to his death or permanent disability, by the Company without cause or by Mr. Cappa for good reason, he will be entitled to (i) all accrued but unpaid base salary, unreimbursed expenses and other accrued obligations under the Company’s employee plans through the date of termination; (ii) an amount equal to 100% of then-current base salary, payable in equal installments over twelve months in accordance with the Company’s payroll practices; (iii) a pro-rata bonus for the year of termination, calculated based on actual performance; and (iv) in the case of a termination by the Company without cause or by Mr. Cappa for good reason only, (x) continuation of health benefits under COBRA at the same cost applicable to active employees of the Company for up to 12 months and (y) accelerated vesting of equity awards that would have vested in the one-year period immediately following the date of such termination (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance) (items (i) through (iv), collectively, the “Cappa Severance”). If the Cappa Employment Agreement is terminated by the Company without cause or by Mr. Cappa for good reason within the 90 days prior to, or two-year period following, a Change in Control (as defined in the Cappa Employment Agreement), he will be entitled to receive (i) the Cappa Severance; and (ii) accelerated vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance). If the Cappa Employment Agreement is terminated by Mr. Cappa without Good Reason or by the Company for Cause, he will be entitled to only any accrued obligations, and if the agreement is terminated due to non-renewal by either party, Mr. Cappa will receive the accrued obligations and accelerated vesting of equity awards that would have vested in the one-year period immediately following the date of such termination (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance). Notwithstanding the above, any payments to Mr. Cappa following the termination of the Cappa Employment Agreement are contingent on Mr. Cappa signing and not revoking a release of claims and compliance with the terms of the Cappa Employment Agreement.

The Cappa Employment Agreement also includes perpetual confidentiality, work product and non-disparagement covenants, as well as non-competition and non-interference covenants that apply during employment and for a period of 12 months following the termination of Mr. Cappa’s employment, except for certain terminations following a Change in Control (as defined in the Cappa Employment Agreement), in which case the non-interference covenants continue to apply for 24 months following the termination of Mr. Cappa’s employment.

David D. Quinn Sr.    Effective as of May 11, 2020, the Company entered into an employment agreement with Mr. Quinn in his capacity as Chief Financial Officer (the “Quinn Employment Agreement”). The initial term of Mr. Quinn’s employment under the Quinn Employment Agreement commenced on May 11, 2020 and continues until May 11, 2023 unless otherwise terminated. After the initial three-year term, the term of Mr. Quinn’s employment is automatically extended for subsequent one-year periods unless either party provides written notice of non-renewal at least 60 days prior to the expiration of the then-current initial term or renewal term.

Under the terms of the Quinn Employment Agreement, Mr. Quinn (i) receives an annualized base salary of $370,000; (ii) is eligible to receive an annual bonus with a target opportunity of 75% of the then-current base salary, with the actual amount to be determined based on financial metrics to be decided by the Board; (iii) is eligible to receive annual equity grants pursuant to the Company’s long term incentive plan; and (iv) is entitled to a monthly car allowance of $1,400.

If Mr. Quinn’s Employment Agreement is terminated due to his death or permanent disability, by the Company without cause or by him for good reason, he will be entitled to (i) all accrued but unpaid base salary, unreimbursed expenses and other accrued obligations under the Company’s employee plans through the date of termination; (ii) an amount equal to 100% of the then-current base salary, payable in equal installments over twelve months in accordance with the Company’s payroll practices; (iii) a pro-rata bonus for the year of termination, calculated based on actual performance; and (iv) in the case of a termination by the Company without cause or by Mr. Quinn for good reason only, (x) continuation of health benefits under COBRA at the same cost applicable to active employees of the Company for up to 12 months and (y) accelerated vesting of equity awards that would have vested in the one-year period immediately following the date of such termination (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance) (items (i) through (iv), collectively, the “Quinn Severance”). If the Quinn Employment Agreement is terminated by the Company without cause or by Mr. Quinn for good reason within the 90 days prior to, or two-year period following, a Change in Control (as defined in the Quinn Employment Agreement), he will be entitled to receive (i) the Quinn Severance; and (ii) accelerated vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance). If the Quinn Employment Agreement is terminated by Mr. Quinn without good reason or by the Company for cause, he will be entitled to only the accrued obligations, and if the agreement is terminated due to non-renewal by either party, Mr. Quinn will receive the accrued obligations and accelerated vesting of equity awards that would have vested in the one-year period immediately following the date of such termination (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance). Notwithstanding the above, any payments to Mr. Quinn following the termination of the Quinn Employment Agreement are contingent on Mr. Quinn signing and not revoking a release of claims and compliance with the terms of the Quinn Employment Agreement.

The Quinn Employment Agreement also includes perpetual confidentiality, work product and non-disparagement covenants, as well as non-competition and non-interference covenants that apply during employment and for a period of 12 months following the termination of Mr. Quinn’s employment, except for certain terminations, including a termination by the Company without Cause, in which case the non-competition covenant does not apply following termination, or following a Change in Control (as defined in the Quinn Employment Agreement), in which case the non-interference covenants continue to apply for 24 months following the termination of Mr. Quinn’s employment.

Director Compensation

No compensation was provided to non-employee directors for fiscal year 2019. For our non-employee directors who are not employed by or affiliated with Bernhard Capital Partners, the board of directors has approved a compensation program for 2020, which generally consists of a combination of restricted stock units and cash awards (with the exception of Joseph E. Reece, who received the same level of compensation, but elected to receive his entire compensation in the form of restricted stock units).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of the Company’s voting common stock as of May 22, 2020 by:

•        each person known to be the beneficial owner of more than 5% of our outstanding common stock;

•        each of our executive officers and directors; and

•        all executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The table below represents beneficial ownership of our voting common stock, comprised of Class A common stock and Class B common stock. The beneficial ownership of our voting common stock is based on 29,741,710 shares of common stock outstanding, of which 5,767,342 shares are Class A common stock and 23,974,368 shares are Class B common stock.

Name and Address of Beneficial Owner(1)	Number of Class A shares(18)		Number of Class B shares		Class A %(18)		Class B %	Total Common Stock %(18)
Directors, Executive Officers
L. Joe Boyer	—	(2)	91,826		*		*	*
David Quinn	—	(3)	—		*		—	*
Gary Cappa	—	(4)	1,123,656	(7)	*		4.7%	3.8%
Walter Powell	—	(5)	—		*		—	*
John Alex Mollere	—	(6)	—		*		—	*
David Miller	—	(6)	2,377,462	(8)	*		9.9%	8.0%
Stephen M. Kadenacy(9)(16)	5,986,995		—		62.8	%(17)	—	17.9	%(17)
Brian Ferraioli(10)	21,591		—		*		—	*
Leonard Lemoine(10)	11,995		—		*		—	*
Thomas H. Henley	—		—		—		—	—
Jeff Jenkins	—		—		—		—	—
R. Foster Duncan(10)	11,995		—		*		—	*
Daniel G. Weiss(10)	11,995		—		*		—	*
Joe Reece(11)	76,280		—		*		—	*
All Directors and Executive Officers as a Group (Fourteen Individuals)	6,120,851		3,592,944		64.2	%(17)	15.0%	18.3	%(17)

Five Percent Holders:
Bernhard Capital Partners(12)			20,173,983		—		84.1%	67.8%
GSO Entity(13)	2,200,000		—		38.1%		—	7.4%
Boxwood Sponsor LLC(13)(14)	5,975,000		—		62.8	%(17)	—	17.8	%(17)
MIHI LLC(14)(15)	6,175,000		—		64.9	%(17)	—	18.4	%(17)

____________

*        Less than 1%.

(1)      Unless otherwise noted, the business address of each of the stockholders listed is 13215 Bee Cave Parkway, Building B, Suite 230, Austin, Texas 78738.

(2)      Excludes 107,066 shares of Class A common stock underlying unvested restricted stock units (“RSUs”), granted on May 15, 2020.

(3)      Excludes 26,766 shares of Class A common stock underlying unvested RSUs, granted on May 15, 2020.

(4)      Excludes 32,199 shares of Class A common stock underlying unvested RSUs, granted on May 15, 2020.

(5)      Excludes 21,413 shares of Class A common stock underlying unvested RSUs, granted on May 15, 2020.

(6)      Excludes 5,353 shares of Class A common stock underlying unvested RSUs, granted on May 15, 2020.

(7)      Comprised of (i) 76,937 shares of Class B common stock held by CEL Consulting Holdings Corporation, address 2001 Crow Canyon Road, Suite 100, San Ramon, California 94583, (ii) 756,838 shares of Class B common stock held by Engineering & Testing Services Holdings Corporation, address 2001 Crow Canyon Road, Suite 100, San Ramon, California 94583, and (iii) 289,881 shares of Class B common stock held by Engineering Services Holdings Corporation, address 2791 South Victory View Way, Boise, Idaho 83709. Mr. Cappa is the majority owner and a director of each entity.

(8)      Comprised solely of shares of Class B common stock held by PTE Holdings Inc., address 1500 Broadway, Suite 117, Lubbock, Texas 79401. Mr. Miller is the president of PTE Holdings.

(9)      Comprised of (i) 2,225,000 shares of Class A common stock, (ii) 3,750,000 shares of Class A common stock underlying private placement warrants and (iii) 11,995 share of Class A common stock underlying restricted stock units granted to Mr. Kadenacy on March 19, 2020. The beneficial ownership percentages set forth for Mr. Kadenacy takes into account the issuance of shares of Class A common stock upon the exercise of warrants to purchase shares of Class A common stock.

(10)    Comprised solely of shares of Class A common stock underlying restricted stock units granted on March 19, 2020, which were fully vested on the grant date (but which will not be delivered until December 1, 2020 or within 30 days thereafter).

(11)    Mr. Reece holds a minority economic interest in Boxwood Management Company, LLC and pecuniary interests in the securities beneficially owned by Boxwood Management Company, LLC. Mr. Reece disclaims such beneficial ownership except to the extent of his pecuniary interest therein. Comprised of (i) 57,688 shares of Class A common stock and (ii) 18,592 share of Class A common stock underlying restricted stock units granted on March 19, 2020.

(12)    Based on the Schedule 13D filed with the Securities and Exchange Commission on February 24, 2020. Comprised solely of shares of Class B common stock. Bernhard Capital Partners’ interest is held through Atlas Technical Consultants Holdings LP and indirectly by the BCP Energy Services Funds. The general partner of Atlas Technical Consultants Holdings LP is Atlas Technical Consultants Holdings GP LLC, which is indirectly wholly owned by BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP and BCP Energy Services Executive Fund, LP (collectively, the “BCP Energy Services Funds”). The general partner of all three BCP Energy Services Funds is BCP Energy Services Fund GP, LP. The general partner of BCP Energy Services Fund GP, LP is BCP Energy Services Fund UGP, LLC. BCP Energy Services Fund UGP, LLC is managed by J. M. Bernhard, Jr. and Jeff Jenkins. Each of the BCP entities and Messrs. Bernhard and Jenkins may be deemed to beneficially own such shares directly or indirectly controlled, but each disclaims beneficial ownership of such shares in excess of its pecuniary interest therein. The address of each of the BCP entities and Messrs. Bernhard and Jenkins is 400 Convention Street, Suite 1010, Baton Rouge, Louisiana 70802.

(13)    Based on the Schedule 13D filed with the Securities and Exchange Commission on February 24, 2020. GSO Capital Opportunities Fund III LP (the “GSO Entity”) directly holds the reported shares shown above. GSO Capital Opportunities Associates III LLC is the general partner of GSO Capital Opportunities Fund III LP. GSO Holdings I L.L.C. is the managing member of GSO Capital Opportunities Associates III LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by the GSO Entity. Blackstone Holdings I/II GP L.L.C. is the general partner of each of Blackstone Holdings I L.P. and Blackstone Holdings II L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by the GSO Entity (other than the GSO Entity to the extent of its direct holdings). The business address of this stockholder is c/o GSO Capital Partners LP, 345 Park Avenue, 31st Floor, New York, New York 10154.

(14)    Based on the Schedule 13D filed with the Securities and Exchange Commission on March 3, 2020. Boxwood Sponsor LLC is jointly owned and managed by MIHI Boxwood Sponsor, LLC, which is controlled by MIHI LLC, and Boxwood Management Company, LLC. MIHI LLC and Boxwood Management Company, LLC have shared voting and dispositive power with respect to the shares held by Boxwood Sponsor LLC and, as such, may be deemed to beneficially own the shares held by Boxwood Sponsor LLC. Each of MIHI LLC and Boxwood Management Company, LLC disclaim such beneficial ownership except to the extent of their respective pecuniary interests therein.

(15)    Based on the Schedule 13D filed with the Securities and Exchange Commission on February 3, 2020. Comprised of 2,425,000 shares of Class A common stock and 3,750,000 shares of Class A common stock underlying private placement warrants. MIHI LLC owns a majority interest in, and is the sole manager of, MIHI Boxwood Sponsor, LLC. As such, MIHI LLC may be deemed to beneficially own the shares held by our Sponsor. MIHI LLC is a member managed LLC. MIHI LLC is indirectly controlled by Macquarie Group Limited, a publicly listed company in Australia. Shemara Wikramanayake is the chief executive officer of Macquarie Group Limited and in such position has voting and dispositive power with respect to securities held by MIHI Boxwood Sponsor, LLC. By virtue of the relationships described in this footnote, Macquarie Group Limited and Ms. Wikramanayake may be deemed to share beneficial ownership of all shares held by MIHI Boxwood Sponsor, LLC. Each of Macquarie Group Limited and Ms. Wikramanayake expressly disclaims any such beneficial ownership, except to the extent of their individual pecuniary interests therein. The address of each of MIHI LLC and MIHI Boxwood Sponsor, LLC is c/o Macquarie Capital (USA) Inc., 125 West 55th Street, L-22, New York, NY 10019-5369.

(16)    Mr. Kadenacy owns a majority interest in, and is the sole manager of, Boxwood Management Company, LLC. As such, he may be deemed to beneficially own the shares held by Boxwood Management Company, LLC or Boxwood Sponsor LLC. Mr. Kadenacy disclaims such beneficial ownership except to the extent of his pecuniary interest therein.

(17)    The denominator for this calculation includes 3,750,000 shares of Class A common stock underlying private placement warrants outstanding and held, either directly or indirectly, by Boxwood Sponsor LLC, MIHI LLC and Mr. Kadenacy, as such ownership is described in greater detail in the footnotes above.

(18)    These columns include 3,750,000 shares of Class A common stock underlying private placement warrants in the reported beneficial ownership of Boxwood Sponsor LLC, MIHI LLC and Mr. Kadenacy.

Adjusted Future Beneficial Ownership Table

The Company has 23,750,000 shares of Class A common stock underlying outstanding warrants, 3,750,000 of which are currently held by insiders. In order to provide an adjusted view of the beneficial ownership of the Company that removes the effect of these outstanding warrants and their ownership, we are providing the table below. The table below is not intended to replace or supersede the Beneficial Ownership Table provided above in accordance with the SEC rules and regulations.

The table below provides an adjusted view of the beneficial ownership of each of the persons listed in the Beneficial Ownership Table with respect to our voting common stock based on 29,741,710 shares of common stock outstanding, of which 5,767,342 shares are Class A common stock and 23,974,368 shares are Class B common stock; and removes the effect of the 23,750,000 shares of Class A common stock underlying outstanding warrants and the ownership of 3,750,000 of these warrants by insiders.

Name Beneficial Owner	Number of Class A shares	Number of Class B shares	Class A %	Class B %	Total Common Stock %
Directors, Executive Officers
L. Joe Boyer	—	91,826	*	*	*
David Quinn	—	—	*	—	*
Gary Cappa	—	1,123,656	*	4.7%	3.8%
Walter Powell	—	—	*	—	*
John Alex Mollere	—	—	*	—	*
David Miller	—	2,377,462	*	9.9%	8.0%
Stephen M. Kadenacy	2,236,995	—	38.7%	—	7.5%
Brian Ferraioli	21,591	—	*	—	*
Leonard Lemoine	11,995	—	*	—	*
Thomas H. Henley	—	—	—	—	—
Jeff Jenkins	—	—	—	—	—
R. Foster Duncan	11,995	—	*	—	*
Daniel G. Weiss	11,995	—	*	—	*
Joe Reece	76,280	—	*	—	*
All Directors and Executive Officers as a Group (Fourteen Individuals)	2,370,851	3,592,944	41.0%	15.0%	20.0%

Five Percent Holders:
Bernhard Capital Partners		20,173,983	—	84.1%	67.8%
GSO Entity	2,200,000	—	38.1%	—	7.4%
Boxwood Sponsor LLC	2,225,000	—	38.6%	—	7.5%
MIHI LLC	2,425,000	—	42.1%	—	8.2%

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Founder Shares

In June 2017, we issued an aggregate of 100 shares to Boxwood LLC for an aggregate purchase price of $25,000. We received payment for the shares in September 2018. On November 14, 2018, we effected a recapitalization pursuant to which each share of the company’s outstanding common stock was converted into 71,875 shares of Class F common stock. As a result of the recapitalization, the initial stockholders collectively held an aggregate of 7,187,500 shares of Class F common stock. On November 15, 2018, Boxwood LLC contributed back to us, for no consideration, 1,437,500 founder shares. As a result, the initial stockholders held 5,750,000 founder shares, of which an aggregate of up to 750,000 shares were subject to forfeiture to the extent that the underwriters’ option to purchase additional units was not exercised in full or in part, so that the initial stockholders would own 20% of our issued and outstanding shares after the initial public offering (not including the shares of Class A common stock underlying the private placement units and assuming the initial stockholders did not purchase any public shares in the initial public offering). The underwriters’ election to exercise their over-allotment option expired unexercised in January 4, 2019 and, as a result, 750,000 founder shares were forfeited, resulting in 5,000,000 founder shares outstanding as of January 4, 2019. As of November 7, 2019, 5,000,000 shares of Class F common stock were issued and outstanding.

The initial stockholders agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of one year after the completion of a business combination, or earlier if, subsequent to a business combination, (i) the last reported closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, subject to certain limited exceptions.

Following the completion of the business combination, the Continuing Members owned an aggregate of 23,974,368 Holdings Units redeemable on a one-for-one basis for shares of Class A common stock. Upon the redemption by any Continuing Member of Holdings Units for shares of Class A common stock, a corresponding number of shares of our Class B common stock held by such Continuing Member will be cancelled. Following the conversion of each outstanding share of our Class F common stock to one share of Class A common stock, Boxwood LLC owned an aggregate 2,225,000 shares of Class A common stock and 3,750,000 private placement warrants.

Promissory Note

On August 22, 2018, we issued a promissory note to the sponsor (the “Promissory Note”), pursuant to which we borrowed an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing, unsecured and due on the earlier of May 30, 2019 or the completion of the initial public offering. The Promissory Note was repaid upon the consummation of the initial public offering on November 20, 2018.

Private Placement Securities

Simultaneously with the closing of the initial public offering, Boxwood LLC purchased an aggregate of 250,000 private placement units at $10.00 per private placement unit ($2,500,000 in the aggregate) and 3,500,000 private placement warrants at $1.00 per private placement warrant ($3,500,000 in the aggregate). Each private placement unit consists of one share of Class A common stock and one private placement warrant. Each private placement warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share. The proceeds from the private placement units and private placement warrants were added to the proceeds from the IPO held in the trust account.

Continuing Members Registration Rights Agreement

On February 14, 2020, in connection with the consummation of the business combination, the company entered into a registration rights agreement (the “Continuing Members RRA”) with the Continuing Members. Under the Continuing Members RRA, the company will have certain obligations to register for resale under the Securities Act all or any portion of the shares of the Class A common stock that the Continuing Members hold as of the date of the Continuing Members RRA and that they may acquire thereafter, including upon the exchange or redemption of any other security therefor (collectively, the “Continuing Member Registrable Securities”).

The company is required to, within 30 days of the consummation of the business combination, file a registration statement registering the resale of the Continuing Member Registrable Securities. Additionally, Atlas Technical Consultants SPV, LLC and Arrow Environmental SPV LLC (together, “BCP”) may demand an unlimited number of underwritten offerings for all or part of the Continuing Member Registrable Securities held by BCP and the other Continuing Members under the Continuing Member RRA.

Holders of the Continuing Member Registrable Securities have certain “piggy-back” registration rights with respect to registration statements. The company will bear the expenses incurred in connection with the filing of any such registration statements.

Restrictive Covenant Agreement

In connection with the consummation of the business combination, Holdings and BCP entered into a restrictive covenant agreement (the “Restrictive Covenant Agreement”) pursuant to which the BCP parties agreed not to (i) for a period of two years, induce or attempt to induce any of the executives named therein or any other executive officer of Atlas Intermediate to leave the employ of Atlas Intermediate, (ii) for a period of two years, hire any executive who was employed by Atlas Intermediate at any time during the 12 month period prior to the consummation of the business combination, (iii) for a period of two years, induce or attempt to induce any person that is a customer, supplier or material business relation of Atlas Intermediate to cease doing business with Atlas Intermediate, (iv) make certain types of disparaging or false statements and (v) disclose certain confidential information, subject to the terms and conditions therein.

GSO Registration Rights Agreement

In connection with the consummation of the business combination, the Company entered into a registration rights agreement (the “GSO RRA”) with GSO Capital Opportunities Fund III LP and the other holders party thereto (together, “GSO”). Under the GSO RRA, we have certain obligations to register for resale under the Securities Act all or any portion of the shares of the Class A common stock that the Continuing Members hold as of the date of the GSO RRA and that they may acquire thereafter, including upon the exchange or redemption of any other security therefor (collectively, the “GSO Registrable Securities”).

We are required to file a registration statement registering the resale of the GSO Registrable Securities. Additionally, GSO may demand up to two underwritten offerings for all or part of the GSO Registrable Securities held by GSO under the GSO RRA.

Holders of the GSO Registrable Securities have certain “piggy-back” registration rights with respect to registration statements and rights to require us to register for resale the GSO Registrable Securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

The GSO RRA does not contemplate the payment of penalties or liquidated damages to GSO as a result of a failure to register, or delays with respect to the registration of, the GSO Registrable Securities.

GSO Subscription Agreement and Preferred Units

In connection with the consummation of the business combination, and the previously disclosed Commitment Letter, dated as of January 23, 2020 (the “Commitment Letter”), Holdings and GSO COF III AIV-2 LP (“GSO AIV-2”) entered into a subscription agreement, dated February 14, 2020 (the “Subscription Agreement”), pursuant to which, GSO AIV-2 purchased 145,000 units of a new class of Series A Senior Preferred Units of Holdings (the “Preferred Units”) at a price per Preferred Unit of $978.21 for an aggregate cash purchase price of $141,840,000, which represents a 2.179% original issue discount on the Preferred Units (such purchase, the “GSO Placement”).

The holders of the Preferred Units have negative control rights over certain aspects of the business and affairs of Holdings and its subsidiaries. Under the Holdings LLC Agreement, the prior written consent of GSO AIV-2, as the holder of Preferred Units constituting at least a majority of the outstanding Preferred Units in the aggregate, is required before Holdings or its subsidiaries are permitted to, among other things, incur additional indebtedness in excess of a specified leverage ratio, dispose of assets, transact with affiliates, make certain dividend payments, or make changes to Holdings’ organizational documents in a manner adverse to our stockholders, in each case, subject to the exceptions and limitations described therein.

The GSO Placement was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act, and/or Regulation D promulgated thereunder.

Support Letter

Instead of purchasing shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”) directly from the Company, as had previously been contemplated by the Commitment Letter, in connection with the consummation of the business combination, GSO Capital Opportunities Fund III LP (the “GSO Entity”) purchased 1,000,000 shares of Class A common stock from an intermediary who had purchased shares from an existing stockholder (the “Market Purchase”). To induce GSO Entity to make the Market Purchase, the Company entered into a support agreement (the “Support Agreement”) with GSO Entity pursuant to which the Company agreed, among other things, (i) to sell to GSO Entity 1,000,000 shares of Class A common stock if the Market Purchase was not consummated in satisfaction of GSO Entity’s obligations under the Commitment Letter, (ii) to increase the original issue discount on the Preferred Units from 2% to 2.179% and (iii) to provide certain indemnification rights in connection with the Market Purchase.

Financial Advisor Engagement

In connection with the business combination, we engaged Macquarie Capital (USA) Inc. (“Macquarie Capital”), an affiliate of Boxwood LLC, to act as our financial advisor. At the consummation of the business combination, we paid Macquarie Capital a $4 million fee, comprised of $2 million in cash and 200,000 shares of newly issued common stock valued at $10 per share.

Underwriting Fees

Macquarie Capital also served as one of the representatives of the underwriters of our initial public offering. In connection with the initial public offering, Macquarie Capital received a portion of the $4 million in upfront underwriting discounts and was be paid a portion of the $7 million deferred underwriting at the consummation of the business combination.

Nomination Agreement

In connection with the consummation of the business combination, the Company entered into the nomination agreement (the “Nomination Agreement”), which provides our Sponsor (through the Seller) the right to designate a certain number of individuals for nomination by our board of directors to be elected by the Company’s stockholders based on the percentage of the voting power of the outstanding Class A common stock and Class B common stock beneficially owned by the Sponsor and its affiliates, in the aggregate, as follows: (i) for so long as the Sponsor beneficially owns at least 50% of the aggregate voting power of the company, the Sponsor will have the right to nominate at least a majority of all directors of the board of directors; (ii) for so long as the Sponsor beneficially owns less than 50% and equal to or greater than 35% of the aggregate voting power of the Company, the Sponsor will have the right to designate three directors (and the size of the board will be fixed at eight directors); (iii) for so long as the Sponsor beneficially owns less than 35% and equal to or greater than 15% of the aggregate voting power of the Company, the Sponsor will have the right to designate two directors (and the size of the board will be fixed at seven directors); and (iv) for so long as the Sponsor beneficially owns less than 15% and equal to or greater than 5% of the aggregate voting power of the Company, the Sponsor will have the right to designate one director.

The Nomination Agreement also provides that the members of the management team of Atlas Intermediate shall not transfer shares of common stock or warrants to purchase shares of common stock beneficially owned or otherwise held by them prior to the termination of a lock-up period.

Lock-Up Agreement

On February 14, 2020, in connection with the consummation of the business combination, the Company and Boxwood LLC entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which Boxwood LLC agreed to not transfer, sell, assign or otherwise dispose of any Class A common stock or warrants to purchase our Class A common stock during the period commencing on the date of the consummation of the business combination and ending on the earlier of (a) the date that is twelve months following the date of the consummation of the business combination or (b) if BCP transfers either (i) shares of common stock beneficially owned or otherwise held by BCP resulting in gross proceeds to BCP equal to at least $50,000,000 or (ii) all shares of common stock beneficially owned or otherwise held by BCP which were subject to an initial six month restriction on transfer, if the proceeds received from the transfer of such shares of common stock is less than $50,000,000, the date on which the reported sales price of the common stock equals or exceeds $12.00 per share for any 20 trading days within a 30 trading day period.

Credit Agreement

In connection with business combination, Buyer, as the initial borrower, entered into a senior credit facility (the “Credit Facility”) consisting of (i) a $281.0 million senior secured Term Loan (the “Term Loan”) and (ii) a $40.0 million senior secured Revolver (the “Revolver”) pursuant to that certain Credit Agreement dated February 14, 2020, as amended by that certain First Amendment dated as of March 30, 2020 and as amended by that certain Second Amendment, dated as of March 31, 2020, by and among Holdings, Buyer, and pursuant to the business combination, Atlas Intermediate, which became the new borrower by operation of law and as further provided in Section 9.19 of such Credit Agreement, the lenders party thereto, the issuing banks party thereto and Macquarie Capital Funding LLC, as administrative agent and swing line lender (the “Credit Agreement”).

The Term Loan will mature on the date that is six years after the date thereof and the Revolver will mature on the date that is five years after date thereof. The Term Loan was funded at the consummation of the business combination and was used, in part, to fully repay and terminate outstanding obligations of approximately $171 million, pay transaction expenses incurred in connection with the business combination and for other general working capital purposes.

Interest is payable monthly or at the end of the applicable interest period in arrears on any outstanding borrowings. The interest rates under the Credit Facility are equal to either (i) Adjusted LIBO Rate (as defined in the Credit Agreement), plus a 6.25%, or (ii) an Alternate Base Rate (as defined in the Credit Agreement), plus 5.00%. The Credit Facility requires quarterly principal payments of $3.513 million through December 31, 2026.

The Credit Facility is guaranteed by Holdings, Buyer, Atlas Intermediate and the direct and indirect subsidiaries of Atlas Intermediate and secured by (i) a first priority pledge of the equity interests of subsidiaries of Holdings and Atlas Intermediate and (ii) a first priority lien on substantially all other assets of Holdings, Atlas Intermediate and all of their direct and indirect subsidiaries.

The Credit Agreement contains a financial covenant which requires Holdings, Atlas Intermediate and all of their direct and indirect subsidiaries on a consolidated basis to maintain a Total Net Leverage Ratio (as defined in the Credit Agreement) tested on a quarterly basis that does not exceed (i) 5.50 to 1.0 with respect to the fiscal quarters ending on June 30, 2020 and September 30, 2020 and (ii) 5.00 to 1.00 with respect to the fiscal quarter ending December 31, 2020 and as of the end of each fiscal quarter thereafter.

The Credit Agreement also includes a number of customary negative covenants. Such covenants, among other things, limit or restrict the ability of each of Holdings, Atlas Intermediate and all of their direct and indirect subsidiaries to:

•        incur additional indebtedness and make guarantees;

•        incur liens on assets;

•        engage in mergers or consolidations or fundamental changes;

•        dispose of assets;

•        pay dividends and distributions or repurchase capital stock;

•        make investments, loans and advances, including acquisitions;

•        amend organizational documents and other material contracts;

•        enter into certain agreements that would restrict the ability to incur liens on assets;

•        repay certain junior indebtedness;

•        enter into certain transactions with affiliates;

•        enter into sale leaseback transactions; and

•        change the conduct of our business.

The aforementioned restrictions are subject to certain exceptions including (i) the ability to incur additional indebtedness, liens, investments, dividends and distributions, and prepayments of junior indebtedness subject, in each case, to compliance with certain financial metrics and/or certain other conditions and (ii) a number of other traditional exceptions that grant the Company continued flexibility to operate and develop our business.

The Credit Agreement also includes customary affirmative covenants, representations and warranties and events of default.

Amended and Restated Limited Liability Company Agreement of Holdings

We operate our business through Holdings. In connection with the consummation of the business combination, we and other member parties thereto entered into the Holdings LLC Agreement. The Holdings LLC Agreement sets forth, among other things, the rights and obligations of the holders of Holdings Units.

Managing Member.    Under the Holdings LLC Agreement, we are the sole managing member of Holdings. As the sole managing member, we are able to control all of the day-to-day business affairs and decision-making of Holdings without the approval of any other member, unless otherwise stated in the Holdings LLC Agreement. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of Holdings and the day-to-day management of Holdings’ business. Pursuant to the terms of the Holdings LLC Agreement, we may not resign or cease to be the managing member of Holdings unless proper provision is made, in compliance with the Holdings LLC Agreement, so that our obligations, our successor (if applicable) and any new managing member and the rights of all members under the Holdings LLC Agreement and applicable law remain in full force and effect.

Compensation; Reimbursement.    We will not be entitled to compensation for its services as managing member. We, as managing member, and other members of Holdings will be entitled to reimbursement by Holdings for all costs, fees, operating expenses and other expenses of Holdings (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to Holdings) incurred in pursuing and conducting, or otherwise related to, the activities of Holdings.

Distributions.    Distributions to Holdings’ equity holders may be declared by the managing member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the managing member shall determine (in its sole discretion in accordance with the fiduciary duties as provided in the Holdings LLC Agreement) using such record date as the managing member may designate; provided that, so long as the Preferred Units remain outstanding, such distributions shall only be declared at the end of a quarter so long as there remain funds legally available therefor after the cash payments required to be paid to the Preferred Unitholders in such Quarter. Any such distribution shall be made to Holdings’ equity holders as of the close of business on such record date on a pro rata basis (subject to certain exceptions) in accordance with the number of Holdings Units owned by each member as of the close of business on such record date.

Common Unit Redemption Right.    The Holdings LLC Agreement provides that BCP, and following the date that is six months from the consummation of the business combination, each of the other members of Holdings (other than we and our subsidiaries) has a right to cause Holdings to redeem from time to time, all or a portion of such member’s Holdings Units (together with an equal number of shares of Class B common stock) for either (x) the delivery by Holdings of a number of shares of Class A common stock equal to the number of Holdings Units surrendered or (y) at Holdings’ election made in accordance with the Holdings LLC Agreement, the delivery by Holdings of cash equal to the Cash Election Amount (as defined in the Holdings LLC Agreement) calculated with respect to such redemption.

If (i) there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the shares of Class A common stock are converted or changed into another security, securities or other property, or (ii) we, by dividend or otherwise, distribute to all holders of the shares of Class A common stock evidences of our indebtedness or assets, including securities (including shares of Class A common stock and any rights, options or warrants to all holders of the shares of Class A common stock to subscribe for, to purchase or to otherwise acquire shares of Class A common stock, or other securities or rights convertible into, or exchangeable or exercisable for, shares of Class A common stock) but excluding any cash dividend or distribution as well as any such distribution of indebtedness or assets received by us from Holdings in respect of the Holdings Units, then upon any subsequent redemption, in addition to the shares of Class A common stock or the Cash Election Amount, as applicable, each member of Holdings shall be entitled to receive the amount of such security, securities or other property that such member would have received if such redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction.

Placement Agent Engagements

In connection with the business combination, Boxwood engaged placement agents, including Macquarie Capital and Helena Advisors, LLC (“Helena”), to act as its placement agents in connection with the private placement of any PIPE securities with any PIPE investors. Macquarie Capital is an affiliate of Boxwood LLC and Joseph E. Reece, a member of our board of directors, formerly served as the Founder and Chief Executive Officer of Helena from October 2018 to October 2019. At the consummation of the business combination, we paid Macquarie Capital and Helena cash fees of approximately $0.4 million and approximately $0.4 million, respectively.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the SEC. Officers, directors, and greater-than-ten-percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company during the most recent fiscal year, and Forms 5 with respect to its most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed by the officers, directors, and security holders required to file the same during the fiscal year ended December 31, 2019 except for two late form 3 filings, one by Gary M. Cappa filed on March 16, 2020 and one by David D. Quinn filed on March 18, 2020.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•        if the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at 13125 Bee Cave Parkway, Building B, Suite 230, Austin, Texas 78738, or (866) 858-4499, to inform us of his or her request; or

•        if a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Under rules promulgated by the SEC and in accordance with our bylaws, nominations of individuals for election to the board and the proposal of other business to be considered by the stockholders may be made at our 2021 annual meeting of stockholders by any stockholder of the Company who was a stockholder of record both at the time of giving of notice and as of the record date of such meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the other applicable requirements in our bylaws. For any nomination or other business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our corporate secretary and any such other business must otherwise be a proper matter for action by the stockholders. To be timely for our 2021 annual meeting of stockholders, a stockholder’s notice must set forth all information required under our bylaws and must be received by our corporate secretary at our principal executive office not later than the close of business on March 21, 2021 the 90th day before the anniversary date of our 2020 annual meeting, nor earlier than the close of business on February 19, 2021, the 120th day before the anniversary date of our 2020 annual meeting. However, that in the event that our 2021 annual meeting is more than 30 days before or more than 70 days after the anniversary date of our 2020 annual meeting, to be timely a stockholder’s notice must be received by our corporate secretary at our principal executive office not earlier than the close of business on the 120th day before the 2021 annual meeting and not later than (1) the close of business on the 90th day before the 2021 annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of the 2021 annual meeting is first made by the Company.

In addition to our bylaws, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. Our bylaw provisions do not affect the right of a stockholder to request inclusion of a proposal in, or our right to omit a proposal from, our proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. In order for a stockholder to have a proposal included in our 2021 annual meeting proxy materials, the stockholder must comply with the requirements of Rule 14a-8 and submit the proposal to our corporate secretary at our principal executive office not later than the close of business on January 28, 2021.

A stockholder who wishes to submit recommendations for director candidates to the Company should send a written recommendation to our corporate secretary. Each nomination must be made in accordance with our bylaws. The stockholder must represent that the stockholder is a stockholder of our Company and the stockholder will remain so through the record date the relevant meeting of stockholders and, if the stockholder is not a record owner of shares of common stock, provide such information about the record owner as we may request. The recommendation must also include the written consent of the person so recommended, or the recommended person, to serve as a director if nominated and elected. The stockholder and the recommended person must also provide such additional information as we may request, including any information requested concerning their respective backgrounds and relationships with one another and our Company and concerning the qualifications of the recommended person.

ANNUAL REPORT AND REPORT ON FORM 10-K

Our 2019 Annual Report to Stockholders accompanies this proxy statement. Stockholders of record as of April 22, 2020 and beneficial owners of our common stock on that date may obtain from us, without charge, a copy of our most recent Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, by a request in writing. We will also furnish any exhibit to the Annual Report on Form 10-K upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to us at 13215 Bee Cave Parkway, Building B, Suite 230, Austin, Texas 78738; Attention: Bradford Twombly. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our common stock on April 22, 2020.

You may request additional copies of this proxy statement, at no cost, by requesting them in writing or by telephone from the Company’s Secretary at the following address and telephone number:

Atlas Technical Consultants, Inc.
Attn: Bradford Twombly, Secretary
13215 Bee Cave Parkway, Building B, Suite 230
Austin, Texas 78738
Telephone: (866) 858-4499

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 18, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATCX2020**

You may attend the Annual Meeting via Internet and vote during the Meeting. Have your control number available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 18, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D18635-P40027 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ATLAS TECHNICAL CONSULTANTS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) L. Joe Boyer
02) Brian Ferraioli

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2019 Annual Report are available at www.proxyvote.com.

D18636-P40027

ATLAS TECHNICAL CONSULTANTS, INC.
Virtual-Only Annual Meeting of Stockholders
June 19, 2020 3:30 PM CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Brian Ferraioli and Bradford Twombly, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock (including Class A and Class B common stock) of ATLAS TECHNICAL CONSULTANTS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:30 PM, CDT on June 19, 2020, at www.virtualshareholdermeeting.com/ATCX2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Continued and to be signed on reverse side